As filed with the Securities and Exchange Commission on August 8, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Odyssey Re Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	52-2301683
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Odyssey Re Holdings Corp.
140 Broadway, 39th Floor, New York, New York 10005
(212) 978-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)	Donald L. Smith, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Odyssey Re Holdings Corp.
140 Broadway, 39th Floor, New York, New York 10005
(212) 978-4700
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copies to:
Brice T. Voran, Esq.
Shearman & Sterling
199 Bay Street, Commerce Court West, Suite 4405, P.O. Box 247, Toronto, Ontario M5L 1E8

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Registration Statement is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: ☐

        If this Registration Statement is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

			Proposed maximum	Proposed maximum
Title of each class	Amount to be		offering price	aggregate	Amount of
of securities to be registered	registered		per unit or share	offering price(4)(5)	registration fee

Primary Offering:

Debt securities, common stock, preferred stock, warrants, stock purchase contracts and units (1)(2)	$290,000,000		(3)	$290,000,000	$26,680

Secondary Offering:

4.375% Convertible Senior Debentures due 2022	$110,000,000	(6)	$1,002.50 (7)	$110,275,000 (7)	$10,146

Common Stock, par value $0.01 per share	5,169,175	(8)	(9)	(9)	(9)

Total Primary and Secondary Offerings	$400,000,000		(3)	$400,275,000	$36,826

(1)	Such presently indeterminate number or principal amount of debt securities, shares of common stock, shares of preferred stock, warrants, stock purchase contracts and units of OdysseyRe as may, from time to time, be issued at indeterminate prices, with an aggregate initial offering price not to exceed $290,000,000.

(2)	Also includes such indeterminate number or principal amount of debt securities, shares of common stock and shares of preferred stock of OdysseyRe as may be issued upon conversion or exchange of any debt securities or preferred stock that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of stock purchase contracts for shares of common stock or shares of preferred stock.

(3)	Omitted pursuant to General Instruction II.D. of Form S-3.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(5)	Exclusive of accrued interest, if any.

(6)	Equals the total aggregate principal amount of debentures originally issued by OdysseyRe.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the bid and asked prices for the debentures on August 5, 2002. This estimate excludes accrued interest and distributions, if any.

(8)	Represents the number of shares of common stock that currently are issuable upon conversion of the debentures, based on the initial conversion rate of 46.9925 shares of common stock for each $1,000 principal amount of the debentures. In addition, pursuant to Rule 416 under the Securities Act, the amount to be registered also includes an indeterminate number of shares of common stock that may be issued as a result of stock splits, stock dividends and anti-dilution provisions.

(9)	No separate consideration will be received for the shares of common stock issuable upon conversion of the debentures; therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 8, 2002

Prospectus

$400,000,000

Odyssey Re Holdings Corp.

Debt Securities

Preferred Stock
Common Stock
Warrants
Stock Purchase Contracts
Units

$110,000,000 Aggregate Principal Amount of

4.375% Convertible Senior Debentures due 2022 (the “4.375% debentures”) and the
Shares of Common Stock Issuable upon Conversion of the 4.375% debentures

      We may offer and sell, from time to time, in one or more offerings, any combination of the securities that we describe in this prospectus having a total initial offering price not exceeding $290,000,000. The selling securityholders may offer and sell $110,000,000 aggregate principal amount of 4.375% debentures and the shares of common stock issuable upon conversion of the 4.375% debentures. We will not receive any proceeds from the sale by the selling securityholders of 4.375% debentures and the shares of common stock issuable upon conversion of the 4.375% debentures.

      We will provide the specific terms of these securities, other than the 4.375% debentures, which are described in this prospectus beginning on page 40, in supplements to this prospectus. This prospectus may not be used to sell securities other than the 4.375% debentures unless accompanied by a prospectus supplement. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. We urge you to read carefully this prospectus and, if applicable, the accompanying prospectus supplement, which will describe the specific terms of the securities offered, before you make your investment decision.

      Our shares of common stock trade on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “ORH.” On August 7, 2002, the last reported sale price of our common stock on the NYSE was $14.69.

      The 4.375% debentures were sold initially to qualified institutional buyers and are currently trading in the PORTAL market. The 4.375% debentures sold by means of this prospectus will not be eligible for trading in the PORTAL market. We do not intend to list the 4.375% debentures for trading on any national or other securities exchange or on the Nasdaq National Market. We have not yet determined whether any of our debt securities, other than the 4.375% debentures, or any of our shares of preferred stock, warrants, stock purchase contracts or units will be listed on any exchange or over-the-counter market. If we decide to seek listing of such securities, a prospectus supplement relating to such securities will identify such exchange or market.

      Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2002.

      You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, or any documents incorporated by reference therein, is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

      Unless the context requires otherwise or otherwise as expressly stated, the terms “we,” “our,” “us,” “OdysseyRe” and the “Company” refer to Odyssey Re Holdings Corp., a Delaware corporation, and its consolidated subsidiaries. The terms “we,” “our,” “us,” “OdysseyRe” and the “Company” do not include or refer to the selling securityholders.

PROSPECTUS

      This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total amount of $290,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency other than the U.S. dollar:

•	our shares of common stock;

•	our shares of preferred stock;

•	our warrants;

•	our stock purchase contracts;

•	our units; and

•	our debt securities.

      The terms of the aforementioned securities will be determined at the time of the offering.

      Certain of the shares of common stock that may be sold pursuant to this prospectus may be shares beneficially owned by our majority stockholder, Fairfax Financial Holdings Limited. For information regarding ownership by Fairfax of shares of our common stock, see “Security Ownership of Certain Beneficial Owners and Management” contained in our Annual Report on Form 10-K, which is incorporated by reference in this prospectus.

      As well, under this shelf process, selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. Each time a selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus, and, in some cases, a prospectus supplement as discussed below.

PROSPECTUS SUPPLEMENT

      This prospectus provides you with a general description of the securities offered by us as well as the securities the selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. In some cases, selling securityholders will also be required to provide a prospectus supplement containing specific information about the selling securityholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About OdysseyRe.”

      The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, specific information about selling securityholders, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

      The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the Securities and Exchange Commission website or at the Securities and Exchange Commission office mentioned under the heading “Where You Can Find More Information about OdysseyRe.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT ODYSSEYRE

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:

Public Reference Room

450 Fifth Street, N.W.
Room 1024
Washington, DC 20549

      You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

      The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like OdysseyRe, who file electronically with the SEC. The address of the site is www.sec.gov.

      You can also inspect reports, proxy statements and other information about OdysseyRe at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. The following documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002;

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

•	Proxy Statement for the Annual Meeting of Shareholders held on April 23, 2002; and

•	Our description of our common stock that is contained in our Registration Statement on Form 8-A filed on June 8, 2001.

      All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than current reports furnished under item 9 of Form 8-K) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

          Investor Relations

          Odyssey Re Holdings Corp.
          140 Broadway, 39th Floor
          New York, New York, 10005
          Tel: (212) 978-4700

      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

FORWARD-LOOKING STATEMENTS

      Certain information included or incorporated by reference in this document may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are characterized by terminology such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors our management believes to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, some of which are described below under the caption “Risk Factors,” as well as other factors that our management has not yet identified. Any such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the foregoing.

THE COMPANY

      OdysseyRe is a leading U.S.-based underwriter of reinsurance, providing a full range of property and casualty products on a worldwide basis. Reinsurance is a form of insurance that indemnifies insurance companies for all or part of the loss they may incur under insurance contracts they have written. We operate through a global network of branch offices enabling us to construct a balanced portfolio of risks with the potential for superior returns. We are among the top ten reinsurance companies, and one of the top five broker market reinsurers, in the United States, based on information published by the Reinsurance Association of America as of March 31, 2002.

      We offer a variety of reinsurance products across numerous geographic regions and classes of business, which we believe provides us with greater stability in our financial results. Our global presence is established through our 12 offices, with principal locations in the United States, London, Paris, Singapore, Latin America and Toronto. Our business is organized across three operating divisions: the Americas, London Market, which also operates in the Lloyd’s of London market, and EuroAsia divisions. The United States is our largest market, generating 66.5% of our gross premiums written for the three months ended March 31, 2002, with the remaining 33.5%, comprised of international business.

      We were incorporated in Delaware on March 21, 2001. Our principal executive office is located at 140 Broadway, 39th floor, New York, New York, 10005. Our telephone number is (212) 978-4700.

RISK FACTORS

      The following are some of the risks associated with our business. You should also refer to the other information in this prospectus, including the financial statements and accompanying notes thereto incorporated by reference in this prospectus.

Risks Relating to Our Business

      We operate in a highly competitive environment which could make it more difficult for us to attract and retain business.

      The reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. reinsurers and certain underwriting syndicates and insurers, some of which have greater financial, marketing and management resources than we do. In addition, we may not be aware of other companies that may be planning to enter the reinsurance market or existing reinsurers that may be planning to raise additional capital. Moreover, Lloyd’s of London, in contrast with prior practice, now allows its syndicates to accept capital from corporate investors, which may result in such syndicates becoming more competitive in our markets. Competition in the types of reinsurance business that we underwrite is based on many factors, including premiums charged and other terms and conditions offered, services provided, financial ratings assigned by independent rating agencies, speed of claims payment, reputation, perceived financial strength and the experience of the reinsurer in the line of reinsurance to be written. Increased competition could cause us and other reinsurance providers to charge lower premium rates and obtain less favorable policy terms, which could adversely affect our ability to generate revenue and grow our business.

      We also are aware that other financial institutions, such as banks, are now able to offer services similar to our own. In addition, we have recently seen the creation of alternative products from capital market participants that are intended to compete with reinsurance products. We are unable to predict the extent to which these new, proposed or potential initiatives may affect the demand for our products or the risks that may be available for us to consider underwriting.

      Although primary insurance presently represents a small portion of our business, the primary insurance business is also highly competitive. Primary insurers compete on the basis of factors including selling effort, product, price, service and financial strength. We seek primary insurance pricing that will result in adequate returns on the capital allocated to Hudson Insurance Company, our primary insurance business, and to some extent to our London Market division. Our business plans for these business units could be adversely impacted by the loss of primary insurance business to competitors offering competitive insurance products at lower prices.

      This competition could affect our ability to attract and retain business.

Our actual claims may exceed our claim reserves causing us to incur losses we did not anticipate.

      Our success is dependent upon our ability to assess accurately the risks associated with the businesses that we reinsure or insure. If we fail to accurately assess the risks we assume, we may fail to establish appropriate premium rates and our reserves may be inadequate to cover our losses, which could have a material adverse effect on our financial condition or reduce our net income.

      At December 31, 2001, we had net unpaid losses and loss adjustment expenses of approximately $1.7 billion. We incurred losses and loss adjustment expenses of $725.8 million, $503.5 million and $383.9 million for the years ended December 31, 2001, 2000 and 1999, respectively.

      Claim reserves represent estimates involving actuarial and statistical projections at a given point in time of our expectations of the ultimate settlement and administration costs of claims incurred. We utilize both proprietary and commercially available actuarial models as well as historical reinsurance industry loss development patterns to assist in the establishment of appropriate claim reserves. In contrast to casualty losses, which frequently can be determined only through lengthy and unpredictable litigation, non-casualty property losses tend to be reported promptly and usually are settled within a shorter period of time.

Nevertheless, for both casualty and property losses, actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements. In addition, because we, like other reinsurers, do not separately evaluate each of the individual risks assumed under reinsurance treaties, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume. If our claim reserves are determined to be inadequate, we will be required to increase claim reserves with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our claim reserves and have a material adverse effect on our results of operations in a particular period or our financial condition.

      Even though most insurance contracts have policy limits, the nature of property and casualty insurance and reinsurance is that losses can exceed policy limits for a variety of reasons and could very significantly exceed the premiums received on the underlying policies.

Unpredictable catastrophic events could reduce our net income.

      Catastrophes can be caused by various events, including natural events such as hurricanes, windstorms, earthquakes, hailstorms, explosions, severe winter weather and fires, and unnatural events such as a terrorist attack and riots. The incidence and severity of catastrophes are inherently unpredictable. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event. Most catastrophes are restricted to small geographic areas; however, hurricanes, windstorms and earthquakes may produce significant damage in large, heavily populated areas, and most of our past catastrophe-related claims have resulted from severe storms. Catastrophes can cause losses in a variety of property and casualty lines for which we provide reinsurance. Insurance companies are not permitted to reserve for a catastrophe until it has occurred. It is therefore possible that a catastrophic event or multiple catastrophic events could have a material adverse effect upon our net income and financial condition.

Consolidation in the insurance industry could lead to lower margins for us and less demand for our reinsurance products.

      Many insurance industry participants are consolidating to enhance their market power. These entities may try to use their market power to negotiate price reductions for our products and services. If competitive pressures compel us to reduce our prices, our operating margins would decrease. As the insurance industry consolidates, competition for customers will become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a consolidated, larger capital base so that they require less reinsurance.

A change in demand for reinsurance could lead to reduced premium rates which could reduce our net income.

      Historically, we have experienced fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of capacity, general economic conditions and other factors. Demand for reinsurance is influenced significantly by underwriting results of primary insurers and prevailing general economic conditions. In addition, the larger insurers created by the consolidation discussed above may require less reinsurance. The supply of reinsurance is related to prevailing prices and levels of surplus capacity that, in turn, may fluctuate in response to changes in rates of return being realized in the reinsurance industry. It is possible that premium rates or other terms and conditions of trade could vary in the future, that the present level of demand will not continue or that the present level of supply of reinsurance could increase as a result of capital provided by recent or future market entrants or by existing reinsurers.

If we are unable to maintain a favorable financial strength rating, it may be more difficult for us to write new business.

      Third party rating agencies assess and rate the claims-paying ability of reinsurers and insurers based upon criteria established by the rating agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The claims-paying ability ratings assigned by rating agencies to reinsurance or insurance companies represent independent opinions of financial strength and ability to meet policyholder obligations, and are not directed toward the protection of investors. Ratings by rating agencies are not ratings of securities or recommendations to buy, hold or sell any security and are not applicable to the securities being offered by this prospectus.

      Our operating subsidiaries hold an “A” rating from A.M. Best and an “A — ” financial strength rating from Standard & Poor’s Insurance Rating Services. Financial strength ratings are used by insurers and reinsurance and insurance intermediaries as an important means of assessing the financial strength and quality of reinsurers. In addition, the rating of a company purchasing reinsurance may be adversely affected by an unfavorable rating or the lack of a rating of its reinsurer.

If we are unable to realize our investment objectives, our financial condition may be adversely affected.

      Our operating results depend in part on the performance of our investment portfolio. The ability to achieve our investment objectives is affected by general economic conditions that are beyond our control. General economic conditions can adversely affect the markets for interest-rate-sensitive securities, including the extent and timing of investor participation in such markets, the level and volatility of interest rates and, consequently, the value of fixed income securities. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. General economic conditions, stock market conditions and many other factors can also adversely affect the equities markets and, consequently, the value of the equity securities we own. We may not be able to realize our investment objectives, which could reduce our net income significantly.

We may be adversely affected by foreign currency fluctuations.

      Our functional currency is the U.S. dollar. A portion of our premiums are written in currencies other than the U.S. dollar and a portion of our loss reserves are also in foreign currencies. Moreover, we maintain a portion of our investments in currencies other than the U.S. dollar. We currently have Japanese yen forward contracts to hedge against the fall in the value of our yen denominated securities versus the U.S. dollar, but these contracts may not completely protect us if the value of the yen decreases significantly. We may, from time to time, experience losses resulting from fluctuations in the values of the Japanese yen or other foreign currencies, which could adversely affect our operating results.

Our ability to borrow is limited by our bank credit facility, our notes and Fairfax’s bank credit facilities, which could have an adverse effect on our financial condition.

      The current agreements governing Fairfax’s bank credit facilities with its banks prevent any subsidiaries of Fairfax from borrowing money. Although Fairfax has modified these agreements as they pertain to us in relation to our outstanding debt, our financial flexibility in the future may be limited by the terms of these agreements if Fairfax is unable to obtain similar waivers in the future. We have entered into a note purchase agreement with purchasers of our notes and entered into a bank credit facility which, in each case, contains restrictive covenants which may restrict or prohibit our ability to borrow money.

We are a holding company and are dependent on dividends and other payments from our operating subsidiaries, which are subject to dividend restrictions.

      We are a holding company whose principal source of funds is cash dividends and other permitted payments from our operating subsidiaries, principally Odyssey America. If our subsidiaries are unable to make payments to us, or are able to pay only limited amounts, we may be unable to pay dividends or make payments on our indebtedness. The payment of dividends by our operating subsidiaries is subject to restrictions set forth in the insurance laws and regulations of Connecticut, Delaware and the United Kingdom. See “Regulatory Matters — Dividends” contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2001 incorporated herein by reference.

Our business could be adversely affected by the loss of one or more key employees.

      We are substantially dependent on a small number of key employees, in particular Andrew Barnard, Michael Wacek and Charles Troiano. We believe that the experiences and reputations in the reinsurance industry of Messrs. Barnard, Wacek and Troiano are important factors in our ability to attract new business. We have entered into employment agreements with Messrs. Barnard, Wacek and Troiano. Our success has been, and will continue to be, dependent on our ability to retain the services of our existing key employees and to attract and retain additional qualified personnel in the future. The loss of the services of Mr. Barnard, Mr. Wacek or Mr. Troiano or any other key employee, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations. We do not currently maintain key employee insurance with respect to any of our employees.

Our business is primarily dependent upon a limited number of unaffiliated reinsurance brokers and the loss of business provided by them could adversely affect our business.

      We market our reinsurance products worldwide primarily through reinsurance brokers, as well as directly to our customers. Five brokerage firms accounted for 55%, 64% and 66% of our gross premiums written for the years ended December 31, 2001, 2000 and 1999, respectively, in the Americas division. Loss of all or a substantial portion of the business provided by these brokers could have a material adverse effect on us.

Our reliance on payments through reinsurance brokers exposes us to credit risk.

      In accordance with industry practice, we frequently pay amounts owing in respect of claims under our policies to reinsurance brokers, for payment over to the ceding insurers. In the event that a broker fails to make such a payment, depending on the jurisdiction, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for such policies to reinsurance brokers for payment over to us, such premiums will be deemed to have been paid and the ceding insurer will no longer be liable to us for those amounts, whether or not we have actually received such premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a degree of credit risk associated with brokers around the world.

Our computer and data processing systems may fail or be perceived to be insecure, which could adversely affect our business and damage our customer relationships.

      Our business is highly dependent upon the successful and uninterrupted functioning of our computer and data processing systems. We rely on these systems to perform actuarial and other modeling functions necessary for writing business, as well as to process and make claims payments. We have a highly trained staff that is committed to the continual development and maintenance of these systems. However, the failure of these systems could interrupt our operations or materially impact our ability to rapidly evaluate and commit to new business opportunities. If sustained or repeated, a system failure could result in the loss of existing or potential business relationships, or compromise our ability to pay claims in a timely manner. This could result in a material adverse effect on our business results.

      Our insurance may not adequately compensate us for material losses that may occur due to disruptions in our service as a result of computer and data processing systems failure. We do not maintain redundant systems or facilities for all of our services.

      In addition, a security breach of our computer systems could damage our reputation or result in liability. We retain confidential information regarding our business dealings in our computer systems. We may be required to spend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. Any well-publicized compromise of security could deter people from conducting transactions that involve transmitting confidential information to our systems. Therefore, it is critical that these facilities and infrastructure remain secure and are perceived by the marketplace to be secure. Despite the implementation of security measures, this infrastructure may be vulnerable to physical break-ins, computer viruses, programming errors, attacks by third parties or similar disruptive problems. In addition, we could be subject to liability if hackers were able to penetrate our network security or otherwise misappropriate confidential information.

We may not be able to alleviate risk successfully through retrocessional arrangements and we are subject to credit risks with respect to our retrocessionaires.

      We attempt to limit our risk of loss through retrocessional arrangements, including reinsurance agreements with other reinsurers, referred to as retrocessionaires. The availability and cost of retrocessional protection is subject to market conditions, which are beyond our control. As a result, we may not be able successfully to alleviate risk through retrocessional arrangements. In addition, we are subject to credit risk with respect to our retrocessions because the ceding of risk to retrocessionaires does not relieve us of our liability to the companies we reinsured.

      We purchase reinsurance coverage to insure against a portion of our risk on policies we write directly. We expect that limiting our insurance risks through reinsurance will continue to be important to us. Reinsurance does not affect our direct liability to our policyholders on the business we write. Although our current reinsurance program is primarily maintained with reinsurers rated “A” (Excellent) or better by A.M. Best, a reinsurer’s insolvency or inability to make payments under the terms of its reinsurance agreements with us could have a material adverse effect on us. In addition, we cannot assure you that reinsurance will remain available to us to the same extent and on the same terms as are currently available.

Our business could be adversely affected as a result of political, regulatory, economic or other influences in the insurance industry.

      The insurance industry is highly regulated and is subject to changing political, economic and regulatory influences. These factors affect the practices and operation of insurance and reinsurance organizations. Federal and state legislatures have periodically considered programs to reform or amend the U.S. insurance system at both the federal and state level. Recently, the insurance and reinsurance regulatory framework has been subject to increased scrutiny in many jurisdictions, including the United States and various states in the United States.

      Changes in current insurance regulation may include increased governmental involvement in the insurance industry or may otherwise change the business and economic environment in which insurance industry participants operate. In the United States, for example, the states of Hawaii and Florida have implemented arrangements whereby property insurance in catastrophe prone areas is provided through state-sponsored entities. The California Earthquake Authority, the first privately financed, publicly operated residential earthquake insurance pool, provides earthquake insurance to California homeowners.

      Such changes could cause us to make unplanned modifications of products or services, or may result in delays or cancellations of sales of products and services by insurers or reinsurers. Insurance industry participants may respond to changes by reducing their investments or postponing investment decisions, including investments in our products and services. We cannot predict the future impact of changing law or regulation on our operations; any changes could have a material adverse effect on us or the insurance industry in general.

Risks Related to Our Common Stock

Because our controlling stockholder intends to retain control, you may be unable to realize a gain on your investment in connection with an acquisition bid.

      Fairfax, through its wholly-owned subsidiaries TIG Insurance Company and ORH Holdings Inc., owns approximately 74% of our outstanding common stock. Consequently, Fairfax is in a position to determine the outcome of corporate actions requiring stockholder approval, including:

•	electing members of our Board of Directors;

•	adopting amendments to our charter documents; and

•	approving a merger or consolidation, liquidation or sale of all or substantially all of our assets.

      In addition, Fairfax has provided us, and continues to provide us, with certain services. All of our directors, except for Mr. Barnard, also are directors or officers of Fairfax or certain of its subsidiaries. Conflicts of interest could arise between us and Fairfax or one of its subsidiaries, and any conflict of interest may be resolved in a manner that does not favor us.

      Fairfax intends to retain control of us and cannot foresee any circumstances under which it would sell a sufficient number of shares of our common stock to cause it not to retain such control. In order to retain control, Fairfax may decide not to enter into a transaction in which our stockholders would receive consideration for their shares that is much higher than the cost of their investment in our common stock or the then current market price of our common stock. Any decision regarding the ownership of us that Fairfax may make at some future time will be in its absolute discretion.

Risks Related to Our 4.375% Debentures

We and our subsidiaries may incur indebtedness that will be senior to the 4.375% debentures.

      Because the 4.375% debentures are unsecured, they are effectively subordinated to any of our current or future secured indebtedness as to the assets securing such indebtedness. The 4.375% debentures also are effectively subordinated to any existing and future indebtedness and other liabilities of our subsidiaries as to the assets of those subsidiaries.

      The terms of the 4.375% debentures do not limit our ability or the ability of our subsidiaries to incur additional indebtedness that will be senior to the 4.375% debentures. See “Description of the 4.375% Debentures.”

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the 4.375% debentures.

      Our obligations under the 4.375% debentures rank equally with our unsecured senior indebtedness. We may incur additional indebtedness in the future, which could have important consequences to holders of the 4.375% debentures, including the following:

•	we could have insufficient cash to meet our financial obligations, including our obligations under the 4.375% debentures;

•	our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

•	a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

Because the indenture under which the 4.375% debentures were issued contains no financial covenants, holders of the 4.375% debentures may not be protected in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.

      The indenture under which the 4.375% debentures were issued may not sufficiently protect holders of 4.375% debentures in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture does not contain:

•	any provision restricting us or any of our subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;

•	any restrictions on the ability of our subsidiaries to issue securities that would be senior to the common shares of the subsidiary held by us;

•	any financial ratios or specified level of net worth to which we or our subsidiaries must adhere;

•	any restrictions on our ability to pledge our assets as collateral or otherwise encumber our assets; or

•	any restrictions on our ability to contribute our assets to our insurance subsidiaries.

We may be unable to repay or repurchase the 4.375% debentures because of significant restrictions upon the ability of our subsidiaries to pay dividends.

      At maturity, the entire outstanding principal amount of the 4.375% debentures will become due and payable by us. In addition, each holder of the 4.375% debentures may require us to repurchase all or a portion of that holder’s 4.375% debentures on June 22, 2005, 2007, 2009, 2012 and 2017. If a “change of control”, as defined in the indenture for the 4.375% debentures, of OdysseyRe occurs, each holder of the 4.375% debentures may require us to repurchase all or a portion of that holder’s 4.375% debentures. Under the terms of the indenture for the 4.375% debentures, we may elect, if we meet certain conditions, to pay all or part of the repurchase price due on those dates or on a change in control in shares of our common stock.

      At maturity or upon a repurchase request, we may not have sufficient funds to pay the principal amount or repurchase price due. If we do not have sufficient funds on hand or available to us through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing to obtain the cash due upon maturity or any required repurchase of the 4.375% debentures. Additional financing may not be available to us in the amounts necessary. As a holding company, we are dependent upon dividends and any other permitted payments from our subsidiaries to enable us to pay dividends and to service outstanding debt, including the 4.375% debentures. As of March 31, 2002, we had cash and short-term investments at the holding company of $13.5 million.

      The ability of our subsidiaries to pay dividends or make distributions or returns of capital to us is affected by state insurance laws, credit agreements, rating agencies and the discretion of insurance regulatory authorities.

Our common stock price and, therefore, the price of the 4.375% debentures, may be subject to fluctuations and volatility.

      The market price of our common stock has been subject to fluctuations. These fluctuations could continue and could cause fluctuations in the price of the 4.375% debentures. Among the factors that could affect our common stock price are those discussed above as well as:

•	actual or anticipated variations in our operating results;

•	introductions of innovations, new services or products or significant price reductions by us or our competitors;

•	changes in financial reports by securities analysts;

•	the occurrence of major catastrophic events; and

•	general market conditions.

      The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and of the 4.375% debentures.

Holders should consider the United States federal income tax consequences of owning 4.375% debentures.

      Under the indenture under which the 4.375% debentures were issued, we have agreed, and by acceptance of a beneficial interest in the 4.375% debentures each beneficial owner of the 4.375% debentures will be deemed to have agreed, among other things, for U.S. federal income tax purposes, to treat the 4.375% debentures as indebtedness that is subject to the regulations governing contingent payment debt instruments, and the discussion below assumes that the 4.375% debentures will be so treated. However, no assurance can be given that the Internal Revenue Service will not assert that the 4.375% debentures should be treated differently. Such treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the 4.375% debentures. In general, beneficial owners of the 4.375% debentures will be required to accrue interest income on the 4.375% debentures in the manner described herein, regardless of whether such owner uses the cash or accrual method of tax accounting. Beneficial owners will be required, in general, to accrue interest based on the rate at which we would issue a fixed-rate, noncontingent, nonconvertible debt instrument with terms and conditions similar to the 4.375% debentures, rather than at a lower rate based on the stated cash interest payable on the 4.375% debentures. Accordingly, owners of 4.375% debentures will be required to include interest in taxable income in each year in excess of the stated cash interest on the 4.375% debentures. Furthermore, upon a sale, exchange, conversion or redemption of a 4.375% debenture, a holder will recognize gain or loss equal to the difference between its amount realized and its adjusted tax basis in the 4.375% debentures. In general, the amount realized by the holder will include, in the case of a conversion, the fair market value of the stock it receives. Any gain on a sale, exchange, conversion or redemption of a 4.375% debenture will be treated as ordinary interest income. Please consult your own tax advisors as to the U.S. federal, state, local or other tax consequences of acquiring, owning and disposing of the 4.375% debentures. A summary of the U.S. federal income tax consequences of ownership of the 4.375% debentures is described in this prospectus under the heading “Federal Income Tax Consequences for Holders of 4.375% Debentures.”

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the 4.375% debentures could cause the liquidity or market value of the 4.375% debentures to decline significantly.

      Standard & Poor’s has assigned a rating of “BBB-” to the 4.375% debentures. There can be no assurance that this rating will remain for any given period of time or that this rating will not be lowered or withdrawn entirely if in S&P’s judgment future circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant.

USE OF PROCEEDS

      Except as may be described in the applicable prospectus supplement that accompanies this prospectus, we intend to add the net proceeds from the sale of the securities under this prospectus to our general funds and use such proceeds for working capital and other general corporate purposes. We will not receive any of the proceeds from sales of our common stock, if any, by Fairfax.

      We will determine the allocation of the net proceeds of an offering of securities to a specific purpose, if any, at the time of the offering and we will describe such allocation in the applicable prospectus supplement.

      With respect to any selling securityholder sales, the selling securityholders will receive all of the proceeds from the sale of the 4.375% debentures and underlying shares of common stock pursuant to this prospectus. We will not receive any of the proceeds from sales by any selling securityholder of 4.375% debentures or the underlying shares of common stock.

DIVIDEND POLICY

      Our Board of Directors has established a policy of declaring quarterly cash dividends of $0.025 per share, or $0.10 per share annually, on our common stock. We have paid a quarterly cash dividend of $0.025 per share of common stock for each quarter since and including the quarter ended September 30, 2001.

      The declaration and payment of future dividends, if any, by us will be at the discretion of our Board of Directors and will depend on, among other things, our financial condition, general business conditions and legal restrictions regarding the payment of dividends by us and other factors which our board may deem relevant.

      As a holding company with no direct operations, we rely on cash dividends and other permitted payments from our insurance subsidiaries to pay dividends to our securityholders and to service our debt. Amounts payable to us without the prior approval of applicable state insurance departments are limited by state insurance law.

RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of our earnings to fixed charges for the periods indicated are as follows:

	Three months	Historical Ratios for the years ended December 31,
	ended
	March 31, 2002	2001	2000	1999	1998	1997

Ratio of earnings to fixed changes	11.14	*	46.95	29.73	61.45	64.98

*	Due to our loss in 2001, the ratio coverage was less than 1:1. Additional earnings of $8.8 million would have achieved a coverage ratio of 1:1.

     For purposes of computing our ratio of earnings to fixed charges, earnings includes income before income taxes, undistributed income (loss) from equity investees and fixed charges. Fixed charges consist of interest expense, amortization of capitalized expenses related to indebtedness and an estimated interest factor of rental expense.

DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

      The senior debt securities will constitute part of our senior debt and will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt and will be subordinate in right of payment to all of our “senior indebtedness”. The prospectus supplement for any series of subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

      We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

      As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to one or more indentures, which we will enter into with a trustee. When we refer to the “applicable indenture” or “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued, as supplemented by any supplemental indenture applicable to your debt securities. The trustee has two main roles. First, subject to some limitations on the extent to which the trustee can act on your behalf, the trustee can enforce your rights against us if we default on our obligations under the applicable indenture. Second, the trustee performs certain administrative duties for us.

      Unless otherwise provided in any applicable prospectus supplement, the following section is a summary of the principal terms and provisions that will be included in the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in an indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplement thereto that are applicable to you because the indenture, and not this section, defines your rights as a holder of debt securities. The forms of indentures are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About OdysseyRe” for information on how to obtain a copy of the indentures.

      We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

General

      The debt securities offered hereby will be unsecured obligations of OdysseyRe. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the “senior debt securities,” or our subordinated unsecured obligations issued in one or more series and referred to herein as the “subordinated debt securities.” The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of OdysseyRe. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and the senior indebtedness of OdysseyRe, as described below under “Subordinated Indenture Provisions.”

      You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the applicable indenture and may include the following, as applicable to the series of debt securities offered thereby:

•	the title of the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities of OdysseyRe;

•	the aggregate principal amount of the debt securities and whether there is any limit on such aggregate principal amount;

•	whether we may reopen the series of debt securities for issuances of additional debt securities of such series;

•	the date or dates, or how the date or dates will be determined, when the principal amount of the debt securities will be payable;

•	the amount payable upon acceleration of the maturity of the debt securities or how this amount will be determined;

•	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such interest rate or rates will be determined;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which any interest will accrue or how such date or dates will be determined;

•	the interest payment dates and the record dates for these interest payments;

•	whether the debt securities are redeemable at our option;

•	whether there are any sinking fund or other provisions that would obligate us to purchase or otherwise redeem the debt securities;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities or any securities of any other person, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option or at the option of any other person, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	the form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in “certificated” form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations);

•	the currency or currencies of the debt securities;

•	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•	the place or places, if any, other than or in addition to New York, New York, for payment, transfer, conversion and/or exchange of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the applicability of the provisions of the applicable indenture described under “defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;

•	material federal income tax considerations that are specific to the series of debt securities offered;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	whether the applicable indenture contains any changes or additions to the events of default or covenants described in this prospectus; and

•	any other terms specific to the series of debt securities offered.

      Unless we indicate differently in the applicable prospectus supplement, the indentures pursuant to which the debt securities are issued will not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity.

Redemption

      If the debt securities are redeemable, the applicable prospectus supplement will set forth the terms and conditions for such redemption, including:

•	the redemption prices (or method of calculating the same);

•	the redemption period (or method of determining the same);

•	whether such debt securities are redeemable in whole or in part at our option; and

•	any other provisions affecting the redemption of such debt securities.

Conversion and Exchange

      If any series of the debt securities offered are convertible into or exchangeable for shares of our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions for such conversion or exchange, including:

•	the conversion price or exchange ratio (or the method of calculating the same);

•	the conversion or exchange period (or the method of determining the same);

•	whether conversion or exchange will be mandatory, or at our option or at the option of the holder;

•	the events requiring an adjustment of the conversion price or the exchange ratio; and

•	any other provisions affecting conversion or exchange of such debt securities.

Form and Denomination of Debt Securities

Denomination of Debt Securities

      Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and multiples thereof.

Registered Form

      We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities issued in book-entry form will be represented by global securities.

Bearer Form

      We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices. The applicable prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

      We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary’s book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

      Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

      As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system, or that holds an interest through a participant in the depositary’s book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

      In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

      For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

      Our obligations, as well as the obligations of the trustee and those of any third parties employed by the trustee or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

      For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

      Notwithstanding the above, when we refer to “you” or “your” in this prospectus, we are referring to investors who invest in the debt securities being offered by this prospectus, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to “your debt securities” in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

      If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

•	if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

      A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities that we issue in book-entry form.

      A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

      As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

      If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under “— Special Situations When a Global Security Will Be Terminated.”

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Holders of Registered Debt Securities” above.

•	An investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the debt securities. Neither the trustee nor we have any responsibility for any aspect of the depositary’s actions or for the depositary’s records of ownership interests in a global security. Additionally, neither the trustee nor we supervise the depositary in any way.

•	DTC requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

Special Situations When a Global Security Will Be Terminated

      In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as “certificated” debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under “— Holders of Registered Debt Securities” above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

      The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

      The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustee, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

Form, Exchange and Transfer of Registered Securities

      If we cease to issue registered debt securities in global form, we will issue them:

•	only in fully registered certificated form; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

      Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

      Holders may exchange or transfer their certificated securities at the trustee’s office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

      Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

      If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the location of the office through which any transfer agent acts.

      If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

      If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

      On each due date for interest payments on the debt securities, we will pay interest to each person shown on the trustee’s records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on the trustee’s records, is also known as the “record date.” The record date will usually be about two weeks in advance of the interest due date.

      Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

Payments on Global Securities

      We will make payments on a global security directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Global Securities” above.

Payments on Certificated Securities

      We will make interest payments on debt securities held in certificated form by mailing a check on each due date for interest payments to the holder of the certificated securities, as shown on the trustee’s records, as of the close of business on the record date. We will make all payments of principal and premium, if any, on the certificated securities by check at the office of the trustee in New York City, New York, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security. All payments by check will be made in next-day funds (that is, funds that become available on the day after the check is cashed).

      Alternatively, if a certificated security has a face amount of at least $10,000,000, and the holder of such certificated security so requests, we will pay any amount that becomes due on such certificated security by wire transfer of immediately available funds to an account specified by the holder at a bank in New York City, New York, on the applicable due date for payment. To request payment by wire transfer, the holder must give appropriate transfer instructions to the trustee or other paying agent at least 15 business days before the requested wire payment is due. In the case of any interest payments, the instructions must be given by the person who is shown on the trustee’s records as the holder of the certificated security on the applicable record date. Wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

      If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture will provide that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

      Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

      You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

What Is an Event of Default?

      Unless otherwise specified in the applicable prospectus supplement, the term “Event of Default” with respect to the debt securities offered means any of the following:

•	We do not pay the principal of, or any premium on, the debt security on its due date.

•	We do not pay interest on the debt security within 60 days of its due date.

•	We do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date.

•	We remain in breach of a covenant with respect to the debt securities for 90 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

•	Any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable indenture, occurs.

      An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture.

Remedies if an Event of Default Occurs

      If an Event of Default has occurred and has not been cured within the applicable time period, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded by the holders of at least a majority in principal amount of the debt securities of the affected series.

      The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders. Additionally, subject to the provisions of the applicable indenture relating to the duties of the trustee, the trustee is not required to take any action under the applicable indenture at the request of any of the holders of the debt securities unless such holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

      Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give your trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default that has occurred and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice or request.

      Notwithstanding the above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date for payment.

      Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

•	the payment of principal, or any premium or interest, on the affected series of debt securities; or

•	a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

      Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee, and how to declare or rescind an acceleration of maturity on their debt securities.

      With respect to each series of debt securities, we will furnish to each trustee, each year, a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the provisions of the indenture applicable to such series of debt securities, or specifying an Event of Default.

Merger or Consolidation

      Unless otherwise specified in the applicable prospectus supplement, the terms of the indentures will generally permit us to consolidate or merge with another entity. We will also be permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless, among other things, the following conditions are met:

•	in the event that we merge out of existence or sell all or substantially all of our assets, the resulting entity must agree to be legally responsible for the debt securities;

•	the merger or sale of all or substantially all of our assets must not cause a default on the debt securities, and we must not already be in default (unless the merger or sale would cure the default) with respect to the debt securities; and

•	we must satisfy any other requirements specified in the applicable prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

      There are three types of changes we can make to any indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

      First, there are changes that we cannot make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the applicable indenture, without your specific approval, we may not:

•	change the stated maturity of the principal of, or interest on, your debt securities;

•	change any obligation to pay any additional amounts on your debt securities;

•	reduce the principal amount of, or premium, if any, or interest on, or any other amounts due on your debt securities;

•	reduce the amount of principal payable upon acceleration of maturity of your debt securities;

•	make any change that adversely affects your right to receive payment on, to convert, to exchange or to require us to purchase, as applicable, your debt security in accordance with the terms of the applicable indenture;

•	change the place or currency of payment on your debt securities;

•	impair your right to sue for payment on your debt securities;

•	if your debt securities are subordinated debt securities, modify the subordination provisions in the applicable indenture in a manner that is adverse to you;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of outstanding debt securities of your series whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults of the applicable indenture; or

•	modify any other aspect of the provisions of the applicable indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants relating to your debt securities.

Changes Not Requiring Your Approval

      There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Such changes are limited to clarifications and certain other changes that would not adversely affect the holders of the outstanding debt securities of such series in any material respect.

Changes Requiring Majority Approval

      Subject to the provisions of the applicable indenture, any other change to, or waiver of, any provision of an indenture and the debt securities issued pursuant thereto would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series.

•	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose.

•	Waiver of our compliance with certain provisions of an indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture, voting together as one class for this purpose, in accordance with the terms of such indenture.

      In each case, the required approval must be given in writing.

Further Details Concerning Voting

      When taking a vote, we will decide the principal amount attributable to the debt securities in the following manner:

•	For original issue discount debt securities, we will use the principal amount that would be due and payable on the voting date if the maturity of such debt securities were accelerated to that date because of a default.

•	For debt securities for which principal amount is not known (for example, because it is based on an index), we will use the formula described in the prospectus supplement relating to such debt securities.

•	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

      Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust money for their payment in full or their redemption. Debt securities will also not be eligible to vote if we can legally release ourselves from all payment and other obligations with respect to such debt securities, as described below under “— Defeasance — Full Defeasance.”

      We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series of debt securities, such vote or action may be taken only by persons shown on the trustee’s records as holders of the debt securities of the relevant series on such record date.

      Book-entry and other indirect holders should consult their banks or brokers for information on how their approval or waiver may be granted or denied if we seek their approval to change or waive the provisions of an applicable indenture or of their debt securities.

Defeasance

      If specified in the applicable prospectus supplement and subject to the provisions of the applicable indenture, we may elect either:

•	to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as “covenant defeasance”); or

•	to be discharged from all of our obligations with respect to your debt securities, except for obligations to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as “full defeasance”).

Covenant Defeasance

      In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

      Subject to the provisions of the applicable indenture, to accomplish covenant defeasance with respect to the debt securities offered:

•	We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•	No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•	We must deliver to the trustee of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•	We must deliver to the trustee of such debt securities a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to covenant defeasance, as set forth in the applicable indenture.

•	We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the applicable indenture, had been complied with.

      If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee were prevented from making payment. In fact, if an Event of Default that remained after we accomplish covenant defeasance occurred (such as our bankruptcy) and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

Full Defeasance

      If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

      Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

•	We must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due.

•	No Event of Default or event which with notice or lapse of time would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit.

•	We must deliver to the trustee of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity.

•	We must deliver to the trustee a legal opinion of our counsel to the effect that the deposit of funds or bonds would not require registration under the Investment Company Act of 1940, as amended, or that all necessary registration under the Investment Company Act of 1940, as amended, had been effected.

•	We must comply with any additional terms of, conditions to or limitations to full defeasance, as set forth in the applicable indenture.

•	We must deliver to the trustee of your debt securities an officer’s certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the applicable indenture, had been complied with.

Senior Indenture Provisions

      The senior debt securities will be issued under a senior indenture. The form of senior indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of senior debt securities will be set forth in the senior indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and senior indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the senior indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the senior indenture as supplemented by the supplemental indenture that is applicable to you because that senior indenture, as supplemented, and not this section, defines your rights as a holder of the senior debt securities.

Subordinated Indenture Provisions

      The subordinated debt securities will be issued under a subordinated indenture. The form of subordinated indenture is an exhibit to the registration statement, of which this prospectus forms a part. The particular terms of a series of subordinated debt securities will be set forth in the subordinated indenture, as supplemented by an applicable supplemental indenture, and described in the applicable prospectus supplement. The applicable prospectus supplement and subordinated indenture, as supplemented, will specify any prohibitions on the amount of indebtedness, guarantees or other liabilities that we may incur and any prohibitions on our ability to create or assume liens on our property. Unless otherwise provided in a prospectus supplement, the subordinated indenture, as supplemented, will not require us to maintain any financial ratios or specified levels of our net worth, revenues, income, cash flow or liquidity. We urge you to read the subordinated indenture as supplemented by the supplemental indenture that is applicable to you because that subordinated indenture, as supplemented, and not this section, defines your rights as a holder of the subordinated debt securities.

Subordination

      Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, as supplemented, in right of payment to the prior payment in full of all of our senior indebtedness. Our obligation to make payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal and premium, if any, sinking fund or interest, if any, may be made on the subordinated debt securities at any time unless full payment of all amounts due in respect of the principal and premium, if any, sinking fund and interest, if any, on our senior indebtedness has been made or duly provided for in money or money’s worth.

      Notwithstanding the foregoing, unless all of our senior indebtedness has been paid in full, in the event that any payment or distribution made by us is received by the trustee or the holders of any of the subordinated debt securities, such payment or distribution must be paid over to the holders of our senior indebtedness or a person acting on their behalf, to be applied toward the payment of all our senior indebtedness remaining unpaid until all the senior indebtedness has been paid in full. Subject to the payment in full of all our senior indebtedness, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness.

      By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated debt securities. The subordinated indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

      When we refer to “senior indebtedness” in this prospectus, we are referring to the principal of (and premium, if any) and unpaid interest on:

•	our indebtedness (including indebtedness of others guaranteed by us), other than subordinated debt securities issued under a subordinated indenture, whenever created, incurred, assumed or guaranteed, or money borrowed, unless the instrument creating or evidencing such indebtedness or under which such indebtedness is outstanding provides that such indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refundings of any of such indebtedness.

      If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of our senior indebtedness outstanding as of a recent date.

Information Concerning the Trustee

      The Bank of New York is the trustee under the indentures. We may maintain deposit accounts and conduct banking and other financing transactions with the trustee in the normal course of business.

Governing Law

      The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York.

DESCRIPTION OF PREFERRED STOCK

      Our Board of Directors is authorized, subject to Delaware law, without stockholder approval, from time to time to issue up to an aggregate of 200,000,000 shares of preferred stock described below. The following briefly summarizes the provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

      The description of most of the financial and other specific terms of your series of preferred stock will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

      As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

      Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

      Under our amended and restated certificate of incorporation, our Board of Directors is authorized, subject to Delaware law, without stockholder approval, from time to time to issue up to an aggregate of 200,000,000 shares of preferred stock in one or more series. Our Board of Directors can fix the rights, preferences and privileges of the shares of each series and any qualifications, limitations or restrictions. Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Shares of preferred stock may be convertible into shares of any other series or class of stock, including common stock, if our Board of Directors so determines. Our Board of Directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any shares of the series of preferred stock.

      The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our Board of Directors, including, as applicable;

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

      When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that their holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

      The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, which may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

      Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

      Any partial redemptions of preferred stock will be made in a way that our Board of Directors decides is equitable.

      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

      Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Conversion or Exchange Rights

      The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part.

Liquidation Preference

      In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

      The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notice to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF COMMON STOCK

      Our amended and restated certificate of incorporation authorizes the issuance of up to 500,000,000 shares of common stock, par value $.01 per share. Holders of record of common stock are entitled to one vote per share on all matters upon which securityholders have the right to vote. The rights attached to the shares of common stock do not provide for cumulative voting rights or preemptive rights. Therefore, holders of more than 50% of the shares of common stock are able to elect all our directors eligible for election each year. All issued and outstanding shares of our common stock are, and the common stock to be sold under this prospectus, when issued and paid for, will be, validly issued, fully paid and non-assessable. Holders of our common stock, subject to the preferential rights of the holders of any shares of preferred stock, are entitled to such dividends as may be declared from time to time by our Board of Directors out of funds legally available for that purpose. Upon dissolution, holders of our common stock are entitled to share pro rata in the assets of our company remaining after payment in full of all of our liabilities and obligations, including payment of the liquidation preference, if any, of any preferred stock then outstanding. There are no redemption or sinking fund provisions applicable to the common stock.

      The common stock is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol “ORH”.

Registration Rights

      We have granted certain registration rights to TIG Insurance Company and ORH Holdings Inc., each a wholly owned subsidiary of our majority stockholder, Fairfax Financial Holdings Limited. The registration rights agreement includes rights to require us to register the offer and sale of shares of our common stock held by TIG and ORH Holdings on up to three different occasions. Each of TIG and ORH Holdings may also require us to file registration statements on Form S-3. The registration rights agreement also includes the right to require us to include our common stock held by TIG and ORH Holdings in up to three future registration statements that we file with the Securities and Exchange Commission. The agreement also provides TIG and ORH Holdings with comparable rights to require us to qualify their shares of common stock for distribution, by prospectus or otherwise, in any province or territory of Canada in which we are a reporting issuer. We will also provide TIG and ORH Holdings with the right to participate in any securities offerings by us in order to maintain their percentage ownership. These rights are subject to various conditions and limitations.

      We will bear all expenses incurred in connection with these registrations, other than any underwriting discounts and commissions. Registration of shares of common stock upon the exercise of these registration rights would result in such shares becoming freely tradable without restriction.

Delaware Anti-Takeover Statute and Charter Provisions

      Under Delaware law, we may not engage in a “business combination,” which includes a merger or sale of more than 10% of our assets, with any “interested stockholder,” namely, a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of any of these persons, for three years following the time that stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by our Board of Directors prior to the time the interested stockholder attained that status;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers; or

•	at or after the time the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of securityholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

      The authorization of undesignated preferred stock in our charter makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Limitations on Liability and Indemnification of Officers and Directors

      Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the provisions in our certificate of incorporation and bylaws are necessary to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock in the United States is The Bank of New York and in Canada is CIBC Mellon Trust Company.

DESCRIPTION OF WARRANTS

      The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

      The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

      The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock or series of preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

      A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

      Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

      Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Governing Law

      Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

      We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

      The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

      We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

      The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

      The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF THE 4.375% DEBENTURES

      The 4.375% debentures were issued by us under an indenture, dated as of June 18, 2002, between us and The Bank of New York, a New York banking corporation, as Trustee. The 4.375% debentures mature on June 15, 2022. Initially, The Bank of New York also acts as paying agent, conversion agent and calculation agent for the 4.375% debentures. The terms of the 4.375% debentures include those provided in the indenture and those provided in the registration rights agreement, dated as of June 18, 2002, between us and Banc of America Securities LLC, as initial purchaser.

      The following description is only a summary of the material provisions of the 4.375% debentures, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the 4.375% debentures. The indenture and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information About OdysseyRe” for information on how to obtain a copy of the indenture and the registration rights agreement.

      When we refer to “OdysseyRe”, “we”, “our” or “us” in this section, we refer only to Odyssey Re Holdings Corp., a Delaware corporation, and not its subsidiaries and not the selling securityholders.

Brief Description of the 4.375% debentures

      The 4.375% debentures offered hereby by the selling securityholders:

•	bear interest at a per annum rate of 4.375% payable semi-annually on each June 15 and December 15, beginning December 15, 2002;

•	accrue interest, which we refer to as “additional interest”, which is payable if we fail to comply with certain obligations as set forth below under “— Registration Rights” and contingent cash interest which may be payable as set forth below under “— Contingent Interest”;

•	are issued only in denominations of $1,000 principal amount and integral multiples thereof;

•	are general unsecured obligations of OdysseyRe, ranking equally with all of our other existing and future obligations that are unsecured and unsubordinated; as indebtedness of OdysseyRe, the 4.375% debentures are effectively subordinated to all indebtedness and liabilities of our subsidiaries;

•	are convertible into our common stock initially at a conversion rate of 46.9925 shares per $1,000 principal amount of 4.375% debentures (equivalent to an initial conversion price of $21.28 per share), subject to our ability to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock, in each case under the conditions and subject to such adjustments as are described under “— Conversion Rights”;

•	are redeemable at our option in whole or in part beginning on June 22, 2005 at the principal amount of the 4.375% debentures plus accrued interest, including additional interest and contingent interest, if any, to the redemption date;

•	are subject to repurchase by us at the option of the holders on June 22, 2005, 2007, 2009, 2012 and 2017 or upon a change of control of OdysseyRe, upon the terms and at the repurchase prices set forth below under “— Repurchase of 4.375% debentures at the Option of Holders — Optional Put”; and

•	are due on June 15, 2022, unless earlier converted, redeemed by us at our option or repurchased by us at the option of the holders.

      The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect the holders in the event of a highly leveraged transaction or a change of control of OdysseyRe, except to the extent described under “— Repurchase of 4.375% debentures at the Option of Holders — Change of Control Put” below.

      No sinking fund is provided for the 4.375% debentures and the 4.375% debentures are not be subject to defeasance. The 4.375% debentures are issued only in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

      Holders may present definitive 4.375% debentures for conversion, registration of transfer and exchange at our office or agency in New York City, which shall initially be the principal corporate trust office of the Trustee currently located at 101 Barclay Street, New York, New York 10286. For information regarding conversion, registration of transfer and exchange of global 4.375% debentures, see “— Form, Denomination and Registration”. No service charge is required for any registration of transfer or exchange of 4.375% debentures, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Interest

      The 4.375% debentures bear interest at a rate of 4.375% per annum from June 18, 2002. We also will pay contingent interest on the 4.375% debentures in the circumstances described under “— Contingent Interest”. We will pay interest semi-annually on June 15 and December 15 of each year beginning December 15, 2002, to the holders of record at the close of business on the preceding June 1 and December 1, respectively. There are two exceptions to the preceding sentence:

•	In general, we will not pay accrued interest on any 4.375% debentures that are converted into our common stock. See “— Conversion Rights”. If a holder of 4.375% debentures converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder on the record date will receive on that interest payment date accrued interest on those 4.375% debentures, notwithstanding the conversion of those 4.375% debentures prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time that holder surrenders 4.375% debentures for conversion, the holder must pay to us an amount equal to the interest that has accrued and that will be paid on the related interest payment date. The preceding sentence does not apply, however, to a holder that converts 4.375% debentures that are called by us for redemption after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem 4.375% debentures on a date that is after a record date a holder of 4.375% debentures has selected for redemption, and such holder chooses to convert those 4.375% debentures, the holder will not be required to pay us, at the time that holder surrenders those 4.375% debentures for conversion, the amount of interest it will receive on the interest payment date.

•	We will pay interest to a person other than the holder of record on the record date if we elect to redeem the 4.375% debentures on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the 4.375% debentures being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those 4.375% debentures.

      Except as provided below, we will pay interest on:

•	global 4.375% debentures to DTC in immediately available funds;

•	any definitive 4.375% debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the holders of those 4.375% debentures; and

•	any definitive 4.375% debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the holders of those 4.375% debentures.

      At maturity, interest on the definitive 4.375% debentures will be payable at the principal corporate trust office of the Trustee presently located at 101 Barclay Street, New York, New York, 10286, Attention: Corporate Debt Obligations.

      Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Conversion Rights

General

      Holders may convert any outstanding 4.375% debentures into our common stock, subject to the conditions described below, initially at a conversion rate of 46.9925 shares per $1,000 principal amount of the 4.375% debentures (equal to an initial conversion price of $21.28). The conversion rate is subject to adjustment as described below. We will not issue fractional shares of common stock upon conversion of the 4.375% debentures. Instead, we will pay the cash value of such fractional shares based upon the sale price of our common stock on the business day immediately preceding the conversion date. Holders may convert 4.375% debentures only in denominations of $1,000 principal amount and integral multiples thereof.

      Holders may surrender 4.375% debentures for conversion into our common stock prior to the stated maturity only under the following circumstances:

•	during any conversion period, as described below, if the sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the first day of the conversion period exceeds 120% of the conversion price on that 30th trading day;

•	if we have called the 4.375% debentures for redemption; or

•	upon the occurrence of the specified corporate transactions discussed below.

      The “sale price” of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) as reported in composite transactions for the principal U.S. securities exchange on which the common stock is traded or, if the common stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation system or by the National Quotation Bureau Incorporated. The “conversion price” of a 4.375% debenture as of any day will equal the issue price of the 4.375% debenture plus accrued and unpaid interest on the 4.375% debenture through such day, divided by the number of shares of common stock issuable upon conversion of the 4.375% debenture on that day. If a holder exercises its right to require us to repurchase its 4.375% debentures as described under “— Repurchase of 4.375% debentures at the Option of Holders”, such holder may convert its 4.375% debentures into our common stock only if it withdraws its repurchase or change of control repurchase notice and converts its 4.375% debentures prior to the close of business on the business day immediately preceding the applicable repurchase date.

Conversion Upon Satisfaction of Market Price Conditions

      A holder may surrender any of its 4.375% debentures for conversion into our common stock during any conversion period if the sale price of our common stock for at least 20 trading days in the 30 trading-day period ending on the first day of the conversion period exceeds 120% of the conversion price on that 30th trading day. A “conversion period” will be the period from and including the 30th trading day in a fiscal quarter to but not including the 30th trading day in the immediately following fiscal quarter.

Conversion Upon Notice of Redemption

      A holder may surrender for conversion any 4.375% debentures we call for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the 4.375% debentures are not otherwise convertible at that time. If a holder already has delivered a repurchase notice or a change of control repurchase notice with respect to a 4.375% debenture, however, the holder may not surrender that 4.375% debenture for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

      In the event:

•	we distribute to all holders of our common stock certain rights entitling them to purchase, for a period expiring within 60 days, common stock at less than the sale price of the common stock on the business day immediately preceding the announcement of such distribution;

•	we elect to distribute to all holders of our common stock, cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the sale price of the common stock on the business day preceding the declaration date for the distribution; or

•	a change of control as described under “— Repurchase of 4.375% debentures at the Option of Holders — Change of Control Put” occurs but holders of 4.375% debentures do not have the right to require us to repurchase their 4.375% debentures as a result of such change of control because either (1) the sale price of our common stock for a specified period prior to such change of control exceeds a specified level or (2) the consideration received in such change of control consists of freely tradeable stock and the 4.375% debentures become convertible into that stock (each as more fully described under “— Repurchase of 4.375% debentures at the Option of Holders — Change of Control Put”); then at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change of control, as the case may be, we must notify the holders of the 4.375% debentures of the occurrence of such event. Once we have given that notice, holders may surrender their 4.375% debentures for conversion at any time (1) until the earlier of close of business on the business day immediately prior to the ex-dividend date or the date of our announcement that the distribution will not take place, in the case of a distribution, or (2) within 30 days of the change of control notice, in the case of a change of control. In the case of a distribution, no adjustment to the ability of a holder of 4.375% debentures to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

      In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our common stock would be converted into cash, securities or other property, a holder may surrender 4.375% debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a 4.375% debenture into common stock will be changed into a right to convert the 4.375% debentures into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such 4.375% debentures immediately prior to the transaction. If the transaction also constitutes a “change of control”, as defined below, the holder can require us to repurchase all or a portion of its 4.375% debentures as described under “— Repurchase of 4.375% debentures at the Option of Holders — Change of Control Put”.

Payment Upon Conversion

      Upon conversion, we may choose to deliver, in lieu of our common stock, cash or a combination of cash and shares of our common stock as described below.

      Conversion prior to notice of redemption or maturity. If we choose to satisfy all or any portion of our obligation (the “conversion obligation”) at any time other than upon notice of redemption or at maturity in cash, we will notify the holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of the holder’s notice of conversion (“cash settlement notice period”). If we timely elect to pay cash for any portion of the shares of common stock otherwise issuable to the holder, the holder may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period (“conversion retraction period”); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares of common stock (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the business day following the final day of the 20 trading day period beginning on the day after the final day of the conversion retraction period (the “cash settlement averaging period”). Settlement amounts will be computed as follows:

•	If we elect to satisfy the entire conversion obligation in shares of common stock, we will deliver to the holder a number of shares of common stock equal to (i) the aggregate principal amount of 4.375% debentures to be converted divided by 1,000 multiplied by (ii) the conversion rate.

•	If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

•	a number equal to (i) the aggregate principal amount of 4.375% debentures to be converted divided by 1,000 multiplied by (ii) the conversion rate, and

•	the average closing price of our shares of common stock during the cash settlement averaging period on the New York Stock Exchange.

•	If we elect to satisfy a fixed portion (other than 100%) of the conversion obligation in cash, we will deliver to the holder such cash amount (“cash amount”) and a number of shares equal to the excess, if any, of the number of shares of common stock calculated as set forth in the first bullet of this paragraph over the number of shares equal to the sum, for each day of the cash settlement averaging period, of (x) the pro rated portion of the cash amount for such day divided by (y) the closing price of shares of our common stock on such day on the New York Stock Exchange.

      If a holder exercises its right to require us to repurchase its 4.375% debentures as described under “— Repurchase of 4.375% debentures at the Option of Holders”, such holder may convert its 4.375% debentures as provided above only if it withdraws its repurchase or change of control repurchase notice and converts its 4.375% debentures prior to the close of business on the business day immediately preceding the applicable repurchase date.

      Conversion Upon Notice of Redemption or Maturity. If we choose to satisfy all or any portion of the conversion obligation upon notice of redemption or at maturity in cash, we will notify the holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to maturity or redemption. Settlement amounts will be computed in the same manner as set forth above under “Conversion Prior to Maturity” except that the “cash settlement averaging period” shall be the 20-day trading day period beginning on the day after the maturity date or redemption date as the case may be. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period.

Conversion Procedures

      By delivering to the holder the number of shares issuable upon conversion, together with a cash payment in lieu of any fractional shares, we will satisfy our obligation with respect to the 4.375% debentures. That is, accrued interest will be deemed to be paid in full rather than canceled, extinguished or forfeited. We will not adjust the conversion rate to account for any accrued interest or accrued and unpaid additional interest, if any or, except as described below, any contingent interest.

      If the holder converts after a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those 4.375% debentures, notwithstanding the conversion of 4.375% debentures prior to the interest payment date, assuming the holder was the holder of record on the corresponding record date. However, at the time the holder surrenders any 4.375% debentures for conversion, such holder must pay us an amount equal to the interest that has accrued and that will be paid on the 4.375% debentures being converted on the interest payment date. The preceding sentence does not apply to 4.375% debentures that are converted after being called by us for redemption after a record date for an interest payment date. If in such case prior to the redemption date the holder chooses to convert its 4.375% debentures, such holder will not be required to pay us at the time it surrenders its 4.375% debentures for conversion the amount of interest on the 4.375% debentures it will receive on the date that has been fixed for redemption.

      Holders of the 4.375% debentures are not be required to pay any taxes or duties relating to the issuance or delivery of our common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the 4.375% debenture. Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. We and each holder of a 4.375% debenture also agree that delivery to the holder of the full number of shares of common stock into which the 4.375% debenture is convertible, together with any cash payment of such holder’s fractional shares, will be treated as a payment (in an amount equal to the sum of the then fair market value of such shares and such cash payment, if any) on the 4.375% debenture for purposes of the regulations governing contingent payment debt instruments. See “Federal Income Tax Consequences for Holders of 4.375% Debentures”.

      To convert interests in a global 4.375% debenture, the holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program. To convert a definitive 4.375% debenture, the holder must:

•	complete the conversion notice on the back of the 4.375% debenture (or a facsimile thereof);

•	deliver the completed conversion notice and the 4.375% debenture to be converted to the specified office of the conversion agent;

•	pay all funds required, if any, relating to interest on the 4.375% debenture to be converted to which the holder is not entitled, as described below in “— Contingent Interest”; and

•	pay all taxes or duties, if any, as described in the preceding paragraph.

      The conversion date will be the date on which all of the foregoing requirements have been satisfied. The 4.375% debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. A certificate for the number of shares of common stock into which the 4.375% debentures are converted (and cash in lieu of any fractional shares) will be delivered to the holder as soon as practicable on or after the conversion date.

Conversion Rate Adjustments

      We will adjust the conversion rate if any of the following events occur:

(1)	we issue common stock as a dividend or distribution to all holders of our common stock;

(2)	we issue to all holders of our common stock certain rights or warrants to purchase our common stock for a period expiring within 60 days at less than the sale price of our common stock at the time of announcement of such issuance;

(3)	we subdivide or combine our common stock;

(4)	we distribute to all holders of our common stock shares of our capital stock, evidences of our indebtedness or assets, including securities, but excluding:

•	rights or warrants listed in (2) above;

•	dividends or distributions listed in (1) above;

•	dividends and distributions in connection with reclassification, change, consolidation, merger, combination, sale or convergence resulting in a change in the conversion consideration pursuant to the third succeeding paragraph; and

•	any dividends or distributions paid exclusively in cash;

(5)	we make distributions consisting exclusively of cash to all holders of our common stock to the extent that those distributions, combined with:

•	all other cash distributions made within the preceding 12 months for which no adjustment has been made, plus

•	any cash and the fair market value of other consideration paid for in any tender offers by us or any of our subsidiaries for our common stock expiring with the preceding 12 months for which no adjustment has been made.

exceed 10% of our market capitalization on the record date for that distribution; our “market capitalization”, as of any date, is the product of the sale price of our common stock on such date times the number of shares of our common stock then outstanding; and

(6)	we or one of our subsidiaries make purchases of our common stock pursuant to a tender offer or exchange offer for our common stock to the extent such purchases involve an aggregate consideration that, together with:

•	any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our common stock expiring within the 12 months preceding the tender offer for which no adjustment has been made; plus

•	the aggregate amount of any all-cash distributions referred to in (5) above to all holders of our common stock within 12 months preceding the expiration of the tender offer for which no adjustments have been made;

exceeds 10% of our market capitalization on the expiration of the tender offer.

      To the extent that we have a rights plan in effect upon conversion of the 4.375% debentures into common stock, the holder will receive, in addition to the common stock, the rights under the rights plan whether or not the rights have separated from the common stock at the time of conversion, subject to limited exceptions.

      We will not make any adjustment if holders of 4.375% debentures may participate in the transactions described above or in certain other cases. In cases:

•	where the fair market value of assets, debt securities or certain rights, warrants or options to purchase our securities that are applicable to one share of common stock and are distributed to securityholders equals or exceeds the average sale price of the common stock over a specified period; or

•	in which the average sale price of the common stock over a specified period exceeds the fair market value of the assets, debt securities or rights, warrants or options so distributed by less than $1.00;

rather than being entitled to an adjustment in the conversion price, the holder of a 4.375% debenture will be entitled to receive upon conversion, in addition to the shares of common stock, the kind and amount of assets, debt securities or rights, warrants or options comprising the distribution that the holder would have received if the holder had converted its 4.375% debentures immediately prior to the record date for determining the shareholders entitled to receive the distribution.

      In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger, binding share exchange or combination involving us; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of 4.375% debentures, the holder will be entitled to receive the same type of consideration which it would have been entitled to receive if it had converted the 4.375% debentures into our common stock immediately prior to any of these events.

      In the event that we distribute shares of capital stock of a subsidiary of ours, the conversion rate will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our common stock, in each case over a measurement period following the distribution.

      In the event we elect to make a distribution described in (5) or (6) above, which, in the case of (5) above, has a per share value equal to more than 10% of the sale price of our shares of common stock on the day preceding the declaration date for the distribution, then, if the distribution would also trigger a conversion right under “— Conversion Upon Specified Corporate Transactions”, or if the 4.375% debentures are otherwise convertible, we will be required to give notice to the holders of 4.375% debentures at least 20 days prior to the ex-dividend date for the distribution and, upon the giving of notice, the 4.375% debentures may be surrendered for conversion at any time until the close of business on the business day prior to the ex-dividend date or until we announce that the distribution will not take place. No adjustment to the conversion price or the ability of a holder of a 4.375% debenture to convert will be made if the holder will otherwise participate in the distribution without conversion or in certain other cases.

      Holders may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See “Federal Income Tax Consequences for Holders of 4.375% Debentures — United States Holders — Constructive Dividends”.

      To the extent permitted by law, we may, from time to time, increase the conversion rate for a period of at least 20 days if our Board of Directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days notice of any increase in the conversion rate. In addition, we may increase the conversion rate if our Board of Directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any stock distribution.

      We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least one percent in the conversion rate. However, we will carry forward any adjustments that are less than one percent of the conversion rate. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Contingent Interest

      Subject to the accrual and record date provisions described below, we will pay contingent cash interest to the holders of 4.375% debentures during any six-month period from June 15 to December 14 and from December 15 to June 14, commencing with the period beginning on June 15, 2005 if the average market price of a 4.375% debenture for the five trading days ending on the second trading day immediately preceding the relevant six-month period equals 120% or more of the principal amount of the 4.375% debenture. Notwithstanding the above, if we declare a dividend for which the record date falls prior to the first day of a six-month period but the payment date falls within such six-month period, then the five trading day period for determining the average market price of a 4.375% debenture will be the five trading days ending on the second trading day immediately preceding such record date.

      The amount of contingent cash interest payable per 4.375% debenture in respect of any six-month period will equal the greater of (1) 0.125% of the average market price of a 4.375% debenture for the five trading day period referred to above and (2) the sum of all regular cash dividends paid by us per share on our common stock during that six-month period multiplied by the number of shares of common stock issuable upon conversion of a 4.375% debenture on each such payment date.

      Contingent interest, if any, will accrue and be payable to holders of 4.375% debentures as of the 15th day preceding the last day of the relevant six-month period or, if we pay a regular cash dividend on our common stock during the relevant six-month period, to holders of 4.375% debentures as of the record date for the related common stock dividend. Such payments will be paid on the last day of the relevant six-month period or, if we pay a regular cash dividend on our common stock during the relevant six-month period, on the payment date of the related common stock dividend. The payment of contingent interest will not affect the accrual of interest.

      Regular cash dividends are dividends paid quarterly or other periodic cash dividends on our common stock as declared by our Board of Directors as part of its cash dividend payment practices and that are not designated by it as extraordinary or special or other nonrecurring dividends.

      The market price of a 4.375% debenture on any date of determination means the average of the secondary market bid quotations per 4.375% debenture obtained by the bid solicitation agent for $10 million principal amount of 4.375% debentures at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated securities dealers, which may include Banc of America Securities LLC, we select, provided that if:

•	at least three such bids are not obtained by the bid solicitation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the 4.375% debentures,

•	then the market price of the 4.375% debentures will equal (a) the then applicable conversion rate of the 4.375% debentures multiplied by (b) the average closing sale price of our common stock on the five trading days ending on such determination date, appropriately adjusted.

      The bid solicitation agent will initially be The Bank of New York. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the 4.375% debentures.

      Upon determination that holders of 4.375% debentures will be entitled to receive contingent interest which may become payable during a relevant six-month period, on or prior to the start of such six-month period, we will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on our Web site or through such other public medium as we may use at that time.

Payment at Maturity

      Each holder of $1,000 principal amount of the 4.375% debentures shall be entitled to receive $1,000, and accrued and unpaid interest, including contingent interest and additional interest if any.

Optional Redemption by Us

      Prior to June 22, 2005, the 4.375% debentures will not be redeemable at our option. Beginning on June 22, 2005, we may redeem the 4.375% debentures for cash at any time as a whole, or from time to time in part, at a redemption price equal to the principal amount of the 4.375% debentures plus accrued and unpaid interest, including contingent interest and additional interest if any, to the redemption date. We will give at least 30 days but not more than 60 days notice of redemption by mail to holders of 4.375% debentures. 4.375% debentures or portions of 4.375% debentures called for redemption are convertible by the holder until the close of business on the business day prior to the redemption date.

      If we do not redeem all of the 4.375% debentures, the Trustee will select the 4.375% debentures to be redeemed in principal amounts of $1,000 or integral multiples thereof, by lot or on a pro rata basis. If any 4.375% debentures are to be redeemed in part only, we will issue a new 4.375% debenture or 4.375% debentures with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder’s 4.375% debentures is selected for partial redemption and the holder converts a portion of its 4.375% debentures, the converted portion will be deemed to be taken from the portion selected for redemption.

Repurchase of 4.375% debentures at the Option of Holders

Optional Put

      On June 22, 2005, 2007, 2009, 2012 and 2017 holders may require us to repurchase any outstanding 4.375% debentures for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a purchase price equal to the principal amount of those 4.375% debentures plus accrued and unpaid interest, including contingent interest and additional interest, if any, to the repurchase date. Holders may submit their 4.375% debentures for repurchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the third business day prior to the repurchase date.

      Instead of paying the purchase price in cash, we may pay the purchase price in common stock, cash or a combination of common stock and cash, at our option. The number of shares of common stock a holder will receive will equal the relevant amount of the purchase price divided by 97.5% of the average of the sale prices of our common stock for the 20 trading days immediately preceding and including the third day prior to the repurchase date. However, we may not pay the purchase price in common stock or a combination of common stock and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

•	registration of the shares of our common stock to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

•	qualification of the shares of our common stock to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of our common stock on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered U.S. national securities association.

      We are required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things, the procedures that holders must follow to require us to repurchase their 4.375% debentures as described below and whether the purchase price will be paid in cash or common stock, or a combination with a portion payable in cash or common stock.

      Because the sale price of our common stock will be determined prior to the applicable repurchase date, holders of 4.375% debentures bear the market risk that our common stock will decline in value between the date the sale price is calculated and the repurchase date.

      The repurchase notice given by each holder electing to require us to repurchase 4.375% debentures shall be given so as to be received by the paying agent no later than the close of business on the third business day prior to the repurchase date and must state:

•	the certificate numbers of the holders’ 4.375% debentures to be delivered for repurchase;

•	the portion of the principal amount of 4.375% debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the 4.375% debentures are to be repurchased by us pursuant to the applicable provisions of the 4.375% debentures.

      A holder may withdraw any repurchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the repurchase date. The notice of withdrawal shall state:

•	the principal amount of 4.375% debentures being withdrawn;

•	the certificate numbers of the 4.375% debentures being withdrawn; and

•	the principal amount, if any, of the 4.375% debentures that remain subject to the repurchase notice.

      In connection with any repurchase, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

•	file Schedule TO or any other required schedule under the Exchange Act.

      Our obligation to pay the purchase price for 4.375% debentures for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the 4.375% debentures, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the purchase price for the 4.375% debentures to be paid promptly following the later of the repurchase date or the time of delivery of the 4.375% debentures, together with such endorsements.

      If the paying agent holds money or common stock sufficient to pay the purchase price of the 4.375% debentures for which a repurchase notice has been given on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, the 4.375% debentures will cease to be outstanding and interest, including additional interest and contingent interest, if any, on the 4.375% debentures will cease to accrue, whether or not the 4.375% debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the 4.375% debentures.

      Our ability to repurchase 4.375% debentures for cash may be limited by restrictions on the ability of OdysseyRe to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements.

Change of Control Put

      If a change of control, as described below, occurs, each holder will have the right (subject to certain exceptions set forth below) to require us to repurchase all of its 4.375% debentures not previously called for redemption, or any portion of those 4.375% debentures that is equal to $1,000 in principal amount or integral multiples thereof, at a purchase price equal to the principal amount of all 4.375% debentures it requires us to repurchase plus accrued and unpaid interest, including contingent interest and additional interest, if any, on those 4.375% debentures to the repurchase date. Notwithstanding the foregoing, we may be required to offer to repurchase our other senior debt on a pro rata basis with the 4.375% debentures, upon a change of control, if similar change of control offers are or will be required by our other senior debt.

      Instead of paying the purchase price in cash, we may pay the purchase price in our common stock or, in the case of a merger in which we are not the surviving corporation, common stock, ordinary shares or American Depositary Shares of the surviving corporation or its direct or indirect parent corporation, cash or a combination of the applicable securities and cash, at our option. The number of shares of the applicable common stock or securities a holder will receive will equal the relevant amount of the purchase price divided by 97.5% of the average of the sale prices of the applicable common stock or securities for the 20 trading days immediately preceding and including the third day prior to the repurchase date. However, we may not pay the purchase price in the applicable common stock or securities or a combination of the applicable common stock or securities and cash, unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

•	registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

•	qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof in an inter-dealer quotation system of any registered U.S. national securities association.

      Within 30 days after the occurrence of a change of control, we are required to give each holder notice of the occurrence of the change of control and of its resulting repurchase right and whether the purchase price will be paid in cash, the applicable common stock or securities, or a combination with a portion payable in cash or the applicable common stock or securities. The repurchase date will be 30 days after the date on which we give notice of a change of control. To exercise the repurchase right, the holder must deliver prior to the close of business on the business day immediately preceding the repurchase date, written notice to the Trustee of its exercise of its repurchase right, together with the 4.375% debentures with respect to which the right is being exercised. The holder may withdraw this notice by delivering to the paying agent a notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date.

      Because the sale price of the applicable common stock or securities is determined prior to the applicable repurchase date, holders of 4.375% debentures bear the market risk that the applicable common stock or securities will decline in value between the date the sale price is calculated and the repurchase date.

      A “change of control” will be deemed to have occurred at such time after the original issuance of the 4.375% debentures when any of the following has occurred:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors, other than any acquisition by Fairfax, any subsidiary of Fairfax, any of our subsidiaries or any of our employee benefit plans (except that any of those persons shall be deemed to have beneficial ownership of all securities it has the right to acquire, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); or

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of OdysseyRe was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

•	our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

•	any transaction:

•	that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

•	pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

•	any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation.

      However, notwithstanding the foregoing, a holder will not have the right to require us to repurchase its 4.375% debentures if:

•	the sale price per share of our common stock for any five trading days within:

•	the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first or second bullet point above, or

•	the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the third bullet point above,

      equals or exceeds 100% of the conversion price of the 4.375% debentures in effect on each of those five trading days; or

•	100% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) constituting a change of control consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a change of control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the 4.375% debentures become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

      Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

      Rule 13e-4 under the Exchange Act requires the dissemination of certain information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the 4.375% debentures. We will comply with this rule and file Schedule TO (or any similar schedule) to the extent applicable at that time.

      The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase 4.375% debentures as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

      If the paying agent holds money or common stock sufficient to pay the purchase price of the 4.375% debentures which holders have elected to require us to repurchase on the business day following the repurchase date in accordance with the terms of the indenture, then, immediately after the repurchase date, those 4.375% debentures will cease to be outstanding and interest, including contingent interest and additional interest, if any, on the 4.375% debentures will cease to accrue, whether or not the 4.375% debentures are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the 4.375% debentures.

      The foregoing provisions would not necessarily protect holders of the 4.375% debentures if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change of control with respect to the change of control purchase feature of the 4.375% debentures but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

      Our ability to repurchase 4.375% debentures for cash upon the occurrence of a change of control is subject to important limitations. Our ability to repurchase the 4.375% debentures for cash may be limited by restrictions on the ability of OdysseyRe to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. In addition, the occurrence of a change of control could cause an event of default under, or be prohibited or limited by the terms of, our other senior debt. We cannot assure the holders that we would have the financial resources, or would be able to arrange financing, to pay the purchase price in cash for all the 4.375% debentures that might be delivered by holders of 4.375% debentures seeking to exercise the repurchase right.

      The change of control purchase feature of the 4.375% debentures may in certain circumstances make more difficult or discourage a takeover of our company. The change of control purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

      Instead, the change of control purchase feature is a standard term contained in securities similar to the 4.375% debentures.

Merger and Sales of Assets

      The indenture provides that OdysseyRe may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things:

•	the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof, the District of Columbia or specified jurisdictions outside the United States;

•	such person assumes all obligations of OdysseyRe under the 4.375% debentures and the indenture; and

•	OdysseyRe or such successor is not then or immediately thereafter in default under the indenture.

      The occurrence of certain of the foregoing transactions could constitute a change of control.

      This covenant includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether a conveyance, transfer, sale, lease or other disposition of less than all our assets is subject to this covenant.

Events of Default

      Each of the following constitutes an event of default under the indenture:

•	default in our obligation to convert 4.375% debentures into shares of our common stock upon exercise of a holder’s conversion right;

•	default in our obligation to repurchase 4.375% debentures upon the occurrence of a change of control;

•	default in our obligation to redeem 4.375% debentures after we have exercised our redemption option;

•	default in our obligation to pay any accrued interest, including contingent interest or additional interest, if any, when due and payable, and continuance of such default for a period of 30 days;

•	our failure to perform or observe any other term, covenant or agreement contained in the 4.375% debentures or the indenture for a period of 60 days after written notice of such failure, provided that such notice requiring us to remedy the same shall have been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the 4.375% debentures then outstanding;

•	a failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of OdysseyRe or our designated subsidiaries in an aggregate amount of $25,000,000 or more, unless the acceleration is rescinded, stayed or annulled within

30 days after written notice of default is given to us by the Trustee or holders of not less than 25% in aggregate principal amount of the 4.375% debentures then outstanding; and

•	certain events of bankruptcy, insolvency, liquidation or similar reorganization with respect to us or any of our subsidiaries that is a designated subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a designated subsidiary.

      A “designated subsidiary” shall mean any existing or future, direct or indirect, subsidiary of OdysseyRe whose assets constitute 15% or more of the total assets of OdysseyRe on a consolidated basis.

      The indenture will provide that the Trustee shall, within 90 days of the occurrence of a default, give to the registered holders of the 4.375% debentures notice of all uncured defaults known to it, but the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default under any of the first four bullets above.

      If certain events of default specified in the last bullet point above shall occur and be continuing, then automatically the principal amount of the 4.375% debentures plus accrued interest and accrued and unpaid additional interest, if any, through such date shall become immediately due and payable. If any other event of default shall occur and be continuing (the default not having been cured or waived as provided under “Modification and Waiver” below), the Trustee or the holders of at least 25% in aggregate principal amount of the 4.375% debentures then outstanding may declare the 4.375% debentures due and payable at their issue price plus accrued interest and accrued and unpaid liquidated damages and contingent interest, if any, and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of 4.375% debentures by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the 4.375% debentures then outstanding upon the conditions provided in the indenture. Our obligations under the indenture are not intended to provide creditor rights for amounts in excess of par plus accrued and unpaid interest, including contingent interest and additional interest, if any.

      The indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of 4.375% debentures before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the 4.375% debentures then outstanding, through their written consent, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee.

      We are required to furnish annually to the Trustee a statement as to the fulfillment of our obligations under the indenture.

Modification and Waiver

Changes Requiring Approval of Each Affected Holder

      The indenture (including the terms and conditions of the 4.375% debentures) cannot be modified or amended without the written consent or the affirmative vote of the holder of each 4.375% debenture affected by such change to:

•	change the maturity of any 4.375% debenture or the payment date of any installment of interest or any contingent interest or additional interest payable on any 4.375% debentures;

•	reduce the principal amount of interest, including any contingent interest or additional interest, redemption price or purchase price including change of control purchase price on, any 4.375% debenture;

•	impair or adversely affect the conversion rights of any holder of 4.375% debentures;

•	change the currency of payment of such 4.375% debentures or interest or contingent interest or additional interest thereon;

•	alter the manner of calculation or rate of accrual of contingent interest or additional interest on any 4.375% debenture or extend the time for payment of any such amount;

•	impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any 4.375% debenture;

•	modify our obligation to maintain an office or agency in New York City;

•	except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase options or the conversion rights of holders of the 4.375% debentures;

•	modify the redemption provisions of the indenture in a manner adverse to the holders of 4.375% debentures;

•	reduce the percentage in aggregate principal amount of 4.375% debentures outstanding necessary to modify or amend the indenture or to waive any past default; or

•	reduce the percentage in aggregate principal amount of 4.375% debentures outstanding required for any other waiver under the indenture.

Changes Requiring Majority Approval

      The indenture (including the terms and conditions of the 4.375% debentures) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the 4.375% debentures at the time outstanding.

Changes Requiring No Approval

      The indenture (including the terms and conditions of the 4.375% debentures) may be modified or amended by us and the Trustee, without the consent of the holder of any 4.375% debenture, for the purposes of, among other things:

•	adding to our covenants for the benefit of the holders of 4.375% debentures;

•	surrendering any right or power conferred upon us;

•	providing for conversion rights of holders of 4.375% debentures if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

•	providing for the assumption of our obligations to the holders of 4.375% debentures in the case of a merger, consolidation, conveyance, transfer or lease;

•	increasing the conversion rate, provided that the increase will not adversely affect the interests of the holders of 4.375% debentures;

•	complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	making any changes or modifications necessary in connection with the registration of the 4.375% debentures under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our Board of Directors and the Trustee, adversely affect the interests of the holders of 4.375% debentures in any material respect;

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not, in the good faith opinion of our Board of Directors and the Trustee, adversely affect the interests of the holders of 4.375% debentures in any material respect; or

•	adding or modifying any other provisions with respect to matters or questions arising under the indenture which we and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of 4.375% debentures.

Registration Rights

      On June 18, 2002 we entered into a registration rights agreement with Banc of America Securities LLC, as the initial purchaser, for the benefit of the holders of the 4.375% debentures. Pursuant to the agreement, we agreed to, at our expense:

•	file with the SEC not later than the date 90 days after the earliest date of original issuance of any of the 4.375% debentures, a registration statement on such form as we deem appropriate covering resales by holders of all 4.375% debentures and the common stock issuable upon conversion of the 4.375% debentures;

•	use our reasonable best efforts to cause such registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the earliest date of original issuance of any of the 4.375% debentures; and

•	use our reasonable best efforts to keep the registration statement effective until the earliest of:

(1)	two years after the last date of original issuance of any of the 4.375% debentures;

(2)	the date when the holders of the 4.375% debentures and the common stock issuable upon conversion of the 4.375% debentures are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;

(3)	the date when all of the 4.375% debentures and the common stock issuable upon conversion of the 4.375% debentures of those holders that complete and deliver in a timely manner the selling securityholder election and questionnaire described below are registered under the shelf registration statement and disposed of in accordance with the shelf registration statement; and

(4)	the date when all of the 4.375% debentures and the common stock issuable upon conversion of the 4.375% debentures of those holders that complete and deliver in a timely manner the selling securityholder election and questionnaire described below have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

      A notice of registration statement and selling securityholder election and questionnaire was mailed to each holder to obtain certain information regarding the holder for inclusion in this prospectus. To be named as selling holders in this prospectus at the time of effectiveness, a holder must have completed and delivered the questionnaire to us on or prior to the 10th business day before the effectiveness of the registration statement. Holders that did not complete and deliver this questionnaire in a timely manner were not named as selling securityholders in this prospectus. Upon receipt of a completed questionnaire after effectiveness of the registration statement, we will, as soon as is reasonably practicable, but in no event later than 30 business days after receipt of such questionnaire, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit each holder to deliver a prospectus to purchasers of 4.375% debentures or common stock sold pursuant to the shelf registration statement.

      Following the shelf registration statement filing, we will:

•	provide to each holder for whom the shelf registration statement was filed copies of this prospectus that is a part of the shelf registration statement;

•	notify each such holder when the shelf registration statement has become effective; and

•	take certain other actions as are required to permit unrestricted resales of the 4.375% debentures and the common stock issuable upon conversion of the 4.375% debentures.

      Each holder who sells securities pursuant to the shelf registration statement generally is:

•	required to be named as a selling holder in the related prospectus;

•	required to deliver a prospectus to the purchaser;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the holder’s sales; and

•	bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

      Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the shelf registration statement. This notice is effective for five business days. We may suspend the holder’s use of the prospectus for a period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 110 days in any 360-day period, if:

•	the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

•	we determine in good faith that the disclosure of this material non-public information would be seriously detrimental to us and our subsidiaries.

      However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which we determine in good faith would be reasonably likely to impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the 4.375% debentures of the existence of such a suspension. Each holder, by its acceptance of the 4.375% debentures, agrees to hold any communication by us in response to a notice of a proposed sale in confidence.

      Upon the initial sale of 4.375% debentures or common stock issued upon conversion of the 4.375% debentures, each selling holder is required to deliver a notice of such sale, in substantially the form attached as an exhibit to the indenture, to the Trustee and us. The notice will, among other things:

•	identify the sale as a transfer pursuant to the shelf registration statement;

•	certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

•	certify that the selling holder and the aggregate principal amount of the 4.375% debentures or number of shares, as the case may be, owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

If,

•	the shelf registration statement has not been filed prior to or on the 90th day following the earliest date of original issuance of any of the 4.375% debentures; or

•	the shelf registration statement has not been declared effective prior to or on the 180th day following the earliest date of original issuance of any of the 4.375% debentures, or the effectiveness target date; or

•	an amendment to the shelf registration statement or a supplement to the related prospectus, as applicable, is not filed within the time period it is required to be filed; or

•	an amendment to the shelf registration statement has not become effective within 75 days of the date such amendment is required to be filed; or

•	at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) we do not within five business days file a post-effective amendment, prospectus supplement or report pursuant to the Exchange Act to cure the registration statement or (2) if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the

45th or 60th day, as the case may be, or a suspension period exceeds an aggregate of 110 days in any 360-day period, each, a registration default, then additional interest will accrue on the 4.375% debentures, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the shelf registration statement is no longer required to be kept effective. Additional interest will be paid semiannually in arrears, with the first semiannual payment due on each June 15 and December 15, commencing on December 15, 2002, and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a 4.375% debenture to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a 4.375% debenture from and after the 91st day following such registration default.

      In no event will additional interest accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its 4.375% debentures into common stock, the holder is entitled to receive equivalent amounts based on the principal amount to the date of calculation of each 4.375% debenture converted. A holder will not be entitled to these additional amounts unless it has provided all information requested by the questionnaire prior to the deadline.

Form, Denomination and Registration

      Denomination and Registration. The 4.375% debentures were issued in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

      Global 4.375% debentures. Book-Entry Form. The 4.375% debentures were evidenced by two global 4.375% debentures deposited with the Trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC’s nominee.

      Record ownership of the global 4.375% debentures may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in the global 4.375% debentures directly through DTC if such holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if such holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Holders may also beneficially own interests in the global 4.375% debentures held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

      So long as Cede & Co., as nominee of DTC, is the registered owner of the global 4.375% debentures, Cede & Co. for all purposes will be considered the sole holder of the global 4.375% debentures. Except as provided below, owners of beneficial interests in the global 4.375% debentures:

•	will not be entitled to have certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of certificates in definitive form; and

•	will not be considered holders of the global 4.375% debentures.

      The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

      We will wire, through the facilities of the Trustee, payments of principal, accrued interest, additional interest and contingent interest payments on the global 4.375% debentures to Cede & Co., the nominee of DTC, as the registered owner of the global 4.375% debentures. None of OdysseyRe, the Trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global 4.375% debentures to owners of beneficial interests in the global 4.375% debentures.

      It is DTC’s current practice, upon receipt of any payment of principal, accrued interest, contingent interest and additional interest payments on the global 4.375% debentures, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the 4.375% debentures represented by the global 4.375% debentures, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in 4.375% debentures represented by the global 4.375% debentures held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name”.

      If a holder would like to convert its 4.375% debentures into common stock pursuant to the terms of the 4.375% debentures, it should contact its broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

      Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, each holder’s ability to pledge its interest in the 4.375% debentures represented by global 4.375% debentures to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

      Neither OdysseyRe nor the Trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of 4.375% debentures, including, without limitation, the presentation of 4.375% debentures for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global 4.375% debentures are credited and only for the principal amount of the 4.375% debentures for which directions have been given.

      DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchaser of the 4.375% debentures. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global 4.375% debentures among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause 4.375% debentures to be issued in definitive form in exchange for the global 4.375% debentures. None of OdysseyRe, the Trustee or any of their respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of beneficial ownership interests in global 4.375% debentures.

      According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Governing Law

      The indenture and the 4.375% debentures are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

      The Bank of New York, as Trustee under the indenture, has been appointed by us as paying agent, conversion agent, calculation agent, registrar and custodian with regard to the 4.375% debentures. The Bank of New York and CIBC Mellon Trust Company are the transfer agents and registrar for our common stock. The Trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

Calculations in Respect of 4.375% debentures

      We or our agents will be responsible for making all calculations called for under the 4.375% debentures. These calculations include, but are not limited to, determination of the market price of our common stock and amounts of contingent interest payments, if any, on the 4.375% debentures. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of 4.375% debentures. We or our agents will provide a schedule of these calculations to the Trustee, and the Trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF 4.375% DEBENTURES

      This is a summary of certain U.S. federal income tax consequences relevant to holders of the 4.375% debentures and, to the extent described below, our common stock received upon an exchange, conversion or redemption of the debentures. The discussion below only deals with 4.375% debentures, and common stock received upon exchange, conversion or redemption of a debenture, held as a capital asset and does not purport to deal with persons in special tax situations, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	a life insurance company,

•	a tax-exempt organization,

•	a real estate investment trust,

•	a regulated investment company,

•	a person that owns 4.375% debentures that are a hedge or that are hedged against interest rate risks,

•	a person that owns 4.375% debentures as part of a straddle or conversion transaction for United States federal income tax purposes,

•	a person subject to the alternative minimum tax rules,

•	a person whose functional currency for tax purposes is not the U.S. dollar, or

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes.

      This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

      No statutory or judicial authority directly addresses the treatment of the 4.375% debentures or instruments similar to the 4.375% debentures for U.S. federal income tax purposes. The Internal Revenue Service (the “IRS”) has recently issued a revenue ruling with respect to instruments similar to the 4.375% debentures. To the extent it addresses the issue, this ruling supports certain aspects of the treatment described below. No ruling has been or is expected to be sought from the IRS with respect to the U.S. federal income tax consequences of the issues that are not addressed in the recently released revenue ruling. The IRS would not be precluded from taking contrary positions. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below.

      We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the 4.375% debentures and the common stock in light of their own particular circumstances, including the tax consequences under U. S. federal estate, state, local, foreign and other tax laws and the possible effects of changes in U.S. federal or other tax laws.

      Classification of the 4.375% debentures

      Pursuant to the terms of the indenture, we and each holder of the 4.375% debentures agree, for U.S. federal income tax purposes, to treat the 4.375% debentures as indebtedness that is subject to the regulations governing contingent payment debt instruments, and the remainder of this discussion assumes that the 4.375% debentures will be so treated. However, no assurance can be given that the IRS will not assert that the 4.375% debentures should be treated differently. Such treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the 4.375% debentures.

United States Holders

      This discussion applies to U.S. Holders. You are a U.S. Holder if you are a beneficial owner of a 4.375% debenture and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

      A beneficial owner of 4.375% debentures that is a non-U.S. Holder (as defined in “— Non-U.S. Holders” below) should see “— Non-U.S. Holders” below.

Payments Made With Respect To The 4.375% debentures

      Under the rules governing contingent payment debt obligations, you will be required to accrue interest income on the 4.375% debentures, in the amounts described below, regardless of whether you use the cash or accrual method of tax accounting. Accordingly, you would likely be required to include interest in taxable income in each year in excess of the stated cash interest payable on the 4.375% debentures and any contingent interest payments actually received in that year.

      You must accrue an amount of ordinary income for U.S. federal income tax purposes for each accrual period prior to and including the maturity date of a 4.375% debenture that equals:

•	the product of (i) the adjusted issue price (as defined below) of the 4.375% debenture as of the beginning of the accrual period; and (ii) the comparable yield (as defined below) of the 4.375% debenture, adjusted for the length of the accrual period;

•	divided by the number of days in the accrual period; and

•	multiplied by the number of days during the accrual period that you held the 4.375% debenture.

      The issue price of a 4.375% debenture is the first price at which a substantial amount of the 4.375% debentures is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a 4.375% debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below and decreased by the projected amounts of any payments previously made with respect to the 4.375% debenture.

      The term “comparable yield” means the annual yield that an issuer of a contingent payment debt obligation would pay, as of the initial issue date, on a fixed-rate, nonconvertible debt security with no contingent payments, but with terms and conditions otherwise comparable to those of the instrument. We have determined that the comparable yield is an annual rate of 8.50%, compounded semi-annually.

      We are required to provide to you, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments on the 4.375% debentures. This schedule must produce the comparable yield. The projected payment schedule includes payment of non-contingent, cash interest, estimates for payments of contingent interest and an estimate for a payment at maturity taking into account the conversion feature. The comparable yield and projected payment schedule are available from OdysseyRe by telephoning OdysseyRe Investor Relations Department at (203) 977-8000 or submitting a written request for such information to: Odyssey Re Holdings Corp., 140 Broadway, 39th Floor, New York, New York 10005, Attention: Investor Relations Department.

      By purchasing the 4.375% debentures, you agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and projected payment schedule in determining your interest accruals, and the adjustments thereto described below, in respect of the 4.375% debentures.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF YOUR INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE DEBENTURES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE ACTUAL AMOUNTS PAYABLE TO HOLDERS OF THE DEBENTURES.

Adjustments to Interest Accruals on the 4.375% debentures

      As noted above, the projected payment schedule includes amounts attributable to the stated cash interest payable on the 4.375% debentures. Accordingly, your receipt of the stated cash interest payments will not be separately taxable to you. If you receive actual payments with respect to a 4.375% debenture in a taxable year that in the aggregate exceed the total amount of projected payments for that taxable year, you would incur a “net positive adjustment” equal to the amount of such excess. You would treat the “net positive adjustment” as additional interest income for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received in that year.

      If you receive actual payments with respect to a 4.375% debenture in a taxable year that in the aggregate are less than the amount of the projected payments for that taxable year, you would incur a “net negative adjustment” equal to the amount of such deficit. This adjustment will (a) reduce your interest income on the 4.375% debentures for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the 4.375% debenture during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any excess negative adjustment will be treated as a regular negative adjustment in the succeeding taxable year.

      If you are a U.S. Holder and you purchase a 4.375% debenture at a discount or premium to the adjusted issue price of the 4.375% debenture on the acquisition date, you must, upon acquiring the 4.375% debenture, reasonably allocate the difference between your tax basis and the adjusted issue price to daily portions of interest or projected payments over the remaining term of the 4.375% debenture. You should consult your tax advisor regarding these allocations.

      If you are a U.S. Holder and your basis is greater than the adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, your adjusted basis in the 4.375% debenture is reduced by the amount you treat as a negative adjustment.

      If you are a U.S. Holder and your basis is less than the adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, your adjusted basis in the 4.375% debenture is increased by the amount you treat as a positive adjustment.

Sale, Exchange, Conversion or Redemption of the 4.375% debentures

      Generally, the sale, exchange or conversion of a 4.375% debenture, or the redemption or a 4.375% debenture for cash, will result in taxable gain or loss to you. As described above, our calculation of the comparable yield and the projected payment schedule for the 4.375% debentures includes the receipt of stock upon conversion as a contingent payment with respect to the 4.375% debentures. Accordingly, we intend to treat the receipt of our common stock by you upon the conversion of a 4.375% debenture, or upon the repurchase of a 4.375% debenture at the election of a holder where we elect to pay in common stock, as a contingent payment. As described above, you are bound by our determination of the comparable yield and projected payment schedule. Under this treatment, a conversion or such a repurchase will also result in taxable gain or loss to you. The amount of gain or loss on a taxable sale, exchange, conversion or redemption will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by you, including the fair market value of any common stock received, and (b) your adjusted tax basis in the 4.375% debenture. Your adjusted tax basis in a 4.375% debenture will generally be equal to your original purchase price for the 4.375% debenture, increased by any interest income previously accrued by you (determined without regard to any adjustments to interest accruals described above, other than adjustments to reflect discount or premium to the adjusted issue price, if any), and decreased by the projected amount of any payments previously made on the 4.375% debenture to you. Gain recognized upon a sale, exchange, conversion or redemption of a 4.375% debenture will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the 4.375% debenture is held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

      Your tax basis in our common stock received upon a conversion of a 4.375% debenture or upon your exercise of a put right that we elect to pay in common stock will equal the then current fair market value of such common stock. Your holding period for the common stock received will commence on the day immediately following the date of conversion or repurchase.

Constructive Dividends

      If at any time we make a distribution of property to our securityholders that would be taxable to the securityholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the 4.375% debentures, the conversion rate of the 4.375% debentures is increased, such increase may be deemed to be the payment of a taxable dividend to you.

      For example, an increase in the conversion rate in the event of a distribution of our evidence of indebtedness or our assets or an increase in the event of an extraordinary cash dividend will generally result in deemed dividend treatment to you, but generally an increase in the event of stock dividends or the distribution of rights to subscribe for common stock will not.

Non-U.S. Holders

      This discussion describes the tax consequences to a non-U.S. Holder. You are a non-U.S. Holder if you are the beneficial owner of a 4.375% debenture and are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a 4.375% debenture.

      If you are a U.S. Holder, this section does not apply to you.

Payments Made With Respect to the 4.375% debentures

      Under United States federal income tax law, and subject to the discussions of backup withholding and dividends below, if you are a non-U.S. Holder:

•	we intend to treat payments of contingent interest made to a non-U.S. Holder (other than (i) the receipt of common stock upon conversion of a 4.375% debenture and (ii) any payment of contingent cash interest made in any period up to the floor amount (i.e., the amount based on the average market price of the 4.375% debentures)) as subject to U.S. federal withholding tax. Therefore, non-U.S. Holders will be subject to U.S. federal withholding on such payments of contingent interest at a rate of 30%, subject to reduction by an applicable treaty or upon the receipt of a Form W-8ECI from a non-U.S. Holder claiming that the payments are effectively connected with the conduct of a United States trade or business. A non-U.S. Holder that is subject to U.S. federal withholding tax should consult its own tax advisors as to whether it can obtain a refund for all or a portion of the withholding tax.

      All other payments on the 4.375% debentures made to a non-U.S. Holder, including payments of stated cash interest, and a payment in our actively traded common stock upon conversion of the 4.375% debentures, any additional interest paid on the 4.375% debentures and any gain realized on a sale or exchange of a 4.375% debenture (other than gain attributable to accrued contingent interest payments), will not be subject to U.S. federal income or withholding tax, provided that:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

2.	you are not a controlled foreign corporation that is related to us through stock ownership;

3.	our common stock continues to be, and the 4.375% debentures are, actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code; and

4.	the U.S. payor does not have actual knowledge or reason to know that you are a U.S. person and:

(a)	you have furnished to the U.S. payor an IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person;

(b)	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-U.S. person;

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

(ii)	a qualified intermediary (generally a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS); or

(iii)	a U.S. branch of a non-U.S. bank or of a non-U.S. insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

5.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form; or

6.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations;

•	if interest paid to you is “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable tax treaty, the interest is attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the interest, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

1.	you are a non-U.S. person, and

2.	the interest is effectively connected with your conduct of a trade or business within the United States and is includible in your gross income.

•	“Effectively connected” interest is taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

Dividends on Common Stock and Constructive Dividends

      Except as described below, if you are a non-U.S. Holder of common stock, dividends paid to you (including any payments of “additional interest” after conversion of the 4.375% debentures, to the extent such payments are treated as a dividend for U.S. federal income tax purposes) are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an applicable income tax treaty that provides for a lower rate. Moreover, if you are a non-U.S. Holder of a 4.375% debenture and you receive a constructive dividend as a result of a change in the conversion ratio of your 4.375% debenture, we and other payors may withhold on other payments made on your 4.375% debentures in between the date of the constructive dividend and the due date for filing of IRS Form 1042-S (including extensions) for the tax year in which the constructive dividend is made if the relevant payor has control over, or custody of, money or property owned by you and knowledge of the facts that give rise to the withholding. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend or other payments to you, unless you have furnished to us or another payor:

•	a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

      If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

      If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable tax treaty, the dividends or constructive dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends or any other payments, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-U.S. person, and

•	the dividends or constructive dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

      If you are a corporate non-U.S. Holder, “effectively connected” dividends or constructive dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an applicable income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

      If you are a non-U.S. Holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis,

•	you are an individual, you hold the common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a U.S. real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the common stock and you are not eligible for any treaty exemption.

      If you are a corporate non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides a lower rate.

      We have not been, are not and do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes.

Backup Withholding and Information Reporting

U.S. Holders

      In general, if you are a noncorporate U.S. Holder, we and other payors are required to report to the IRS all payments of principal and interest on your 4.375% debenture, including amounts accruing under the rules for contingent payment debt instruments, dividends on our common stock and proceeds of the sale of your 4.375% debentures before maturity within the United States. Additionally, backup withholding will apply to any payments, if you fail to provide an accurate taxpayer identification number or certification of exempt status, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.

Non-U.S. Holders

      In general, payments of principal, dividends and interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “Non-U.S. Holders” are satisfied or you otherwise establish an exemption.

      In general, payment of the proceeds from the sale of 4.375% debentures or common stock effected at a U.S. office of a broker is subject to both U.S. backup withholding and information reporting. If, however, you are a non-U.S. Holder, you will not be subject to backup withholding and information reporting on such a sale provided that:

•	the broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished to the broker:

1.	an appropriate IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or

2.	other documentation upon which it may rely to associate the payment as made to a non-U.S. person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

      If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-U.S. person, the payments may be subject to information reporting and backup withholding.

However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the payor has actual knowledge that you are a U.S. person. We and other payors are required to report payments of interest on your 4.375% debentures and dividends on your common stock on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements.

      In general, payment of the proceeds from the sale of 4.375% debentures or common stock effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

•	unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above (relating to a sale of 4.375% debentures or common stock effected at a U.S. office of a broker) are met or you otherwise establish an exemption.

      In addition, payment of the proceeds from the sale of 4.375% debentures or common stock effected at a foreign office of a broker will be subject to information reporting if the sale is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

2.	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that you are a U.S. person and the documentation requirements described above (relating to a sale of 4.375% debentures or common stock effected at a U.S. office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

      You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

SELLING SECURITYHOLDERS

      The 4.375% debentures originally were issued by us and sold by Banc of America Securities LLC, as the initial purchaser, in transactions exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed by the initial purchaser to be qualified institutional buyers. Selling securityholders, including their transferees, pledges or donees or their successors, may from time to time offer and sell any or all of the 4.375% debentures and the shares of common stock into which the 4.375% debentures are convertible pursuant to this prospectus. The selling securityholders may offer all, some or none of the 4.375% debentures and the shares of common stock into which the 4.375% debentures are convertible.

      The table below sets forth the name of each selling securityholder, the principal amount of 4.375% debentures that may be offered by each selling securityholder under this prospectus and the number of shares of common stock into which the 4.375% debentures are convertible. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to August 7, 2002. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their 4.375% debentures or shares of common stock since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act of 1933. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

      Because the selling securityholders may offer all or some portion of the 4.375% debentures or the shares of common stock into which the 4.375% debentures are convertible, we cannot estimate the amount of 4.375% debentures or shares of common stock that may be held by the selling securityholders upon the completion of any sales. For information on the procedure for sales by selling securityholders, read the disclosure under the heading “Plan of Distribution” below.

	Principal Amount		Number of	Number of Shares
	of 4.375%		Shares of	of Common Stock
	Debentures	Percentage	Common	Underlying the	Percentage of
	Beneficially	of 4.375%	Stock	4.375%	Shares of
Name of Selling	Owned and	Debentures	Beneficially	Debentures and	Common Stock
Securityholder(1)	Offered Hereby	Outstanding	Owned(2)	Offered Hereby(3)	Outstanding(4)

AIG DKR SoundShore Opportunity Holding Fund Ltd.	2,000,000	1.82	0	93,985	*
Akela Capital Master Fund Ltd.	2,000,000	1.82	0	93,985	*
Allstate Insurance Company	1,500,000	1.36	0	70,488	*
American Samoa Government	15,000	*	0	704	*
BNP Paribas Equity Strategies SNC	2,138,000	1.94	15,680	100,469	*
BP Amoco PLC Master Trust	494,000	*	0	23,214	*
Calamos Market Neutral Fund — Calamos Investment Trust	1,000,000	*	0	46,992	*
Cobra Master Fund Ltd.	750,000	*	0	35,244	*
Context Convertible Arbitrage Fund, LP	300,000	*	0	14,097	*
Cooperneff Convertible Strategies (Cayman) Master Fund, L.P.	1,085,000	*	0	50,986	*

	Principal Amount		Number of	Number of Shares
	of 4.375%		Shares of	of Common Stock
	Debentures	Percentage	Common	Underlying the	Percentage of
	Beneficially	of 4.375%	Stock	4.375%	Shares of
Name of Selling	Owned and	Debentures	Beneficially	Debentures and	Common Stock
Securityholder(1)	Offered Hereby	Outstanding	Owned(2)	Offered Hereby(3)	Outstanding(4)

Grace Brothers Management, L.L.C.	2,000,000	1.82	0	93,985	*
Hotel Union & Hotel Industry of Hawaii Pension Plan	167,000	*	0	7,847	*
Innovest Finanzdienstleistungs AG	525,000	*	0	24,671	*
Jefferies and Company Inc.	4,000	*	0	187	*
Master Fund, L.P.	1,085,000	*	0	50,987	*
McMahan Securities Co. L.P.	1,270,000	1.15	0	59,680	*
Nomura Securities International, Inc.	2,000,000	1.82	0	93,985	*
Peoples Benefit Life Insurance Company-Teamsters	2,000,000	1.82	0	93,985	*
SG Cowen Securities	10,000,000	9.09	0	469,925	*
St. Albans Partners Ltd.	2,000,000	1.82	0	93,985	*
Sturgeon Limited	277,000	*	0	13,016	*
The Class I C Company	2,000,000	1.82	0	93,985	*
The Coast Fund L.P.	1,000,000	*	0	46,992	*
The Estate of James Campbell	274,000	*	0	12,875	*
The James Campbell Corporation	226,000	*	0	10,620	*
Thrivent Financial for Lutherans, As Successor to Lutheran Brotherhood	1,500,000	1.36	0	70,488	*
TQA Master Plus Fund, Ltd.	5,000,000	4.55	0	234,962	*
Triborough Partners International, Ltd.	1,080,000	*	0	50,751	*
Triborough Partners LLC	420,000	*	0	19,736	*
Viacom Inc. Pension Plan Master Trust	17,000	*	0	798	*
Wachovia Bank National Association	3,880,000	3.53	0	182,330	*
Wachovia Securities International Ltd.	8,500,000	7.70	0	399,436	*
Wachovia Securities, Inc.	2,000,000	1.82	0	93,985	*
Zurich Institutional Benchmarks Master Fund Ltd.	803,000	*	0	37,734	*

Total	59,310,000	53.92	15,680	2,787,125	*

*	less than one percent

(1)	Also includes any sale of the 4.375% debentures and the underlying shares of common stock by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders. Information about other selling securityholders will be set forth in prospectus supplements or in other documents that we file from time to time with the Securities and Exchange commission that are incorporated by reference in this prospectus, if required. See “Where You Can Find More Information About OdysseyRe” above.

(2)	Excludes shares of common stock issuable upon conversion of the selling securityholder’s 4.375% debentures.

(3)	Assumes conversion of all of the selling securityholder’s 4.375% debentures at a conversion rate of 46.9925 shares of common stock per $1,000 principal amount of 4.375% debentures and a cash payment in lieu of the issuance of any fractional share interest. However, this conversion rate is subject to adjustment as described under “Description of 4.375% Debentures — Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the 4.375% debentures may increase or decrease in the future.

(4)	Calculated based on 65,142,857 shares of common stock outstanding as of March 31, 2002. In calculating this amount, we did not treat as outstanding the shares of common stock issuable upon conversion of 4.375% debentures.

PLAN OF DISTRIBUTION

      We and/or the selling securityholders may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have, along with the selling securityholders, reserved the right to sell the securities directly to investors on our own behalf, or on behalf of the selling securityholders, in those jurisdictions where we, or the selling securityholders, are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

      We and/or the selling securityholders, and our respective agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We or the selling securityholders may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

      If we or the selling securityholders use underwriters to sell securities, we or the selling securityholders will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us or the selling securityholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

      Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

      If so indicated in the prospectus supplement, we or the selling securityholders will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us or the selling securityholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

      Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling securityholders, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

      To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

      Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates or the selling securityholders and in the ordinary course of our business.

      Provisions of this “Plan of Distribution” section applicable to sales by us of our common stock also apply to sales by Fairfax of our common stock. References to “we” and “our” in that context should be read to refer to Fairfax to the extent it sells shares of our common stock under this prospectus.

      The selling securityholders and brokers dealers, if any, acting in connection with these sales might be deemed to be “underwriters” within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

      We have advised the selling securityholders that during such time as we and the selling securityholders may be engaged in a distribution of the securities covered by this prospectus we and the selling securityholders are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, the selling securityholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our common stock.

      There can be no assurance that the selling securityholders will sell any or all of their securities covered by this prospectus.

LEGAL MATTERS

      Unless otherwise specified in a prospectus supplement, the validity of the 4.375% debentures sold hereunder will be passed upon for us by Shearman & Sterling, New York, New York and Toronto, Ontario and the validity of any other securities issued and sold hereunder will be passed upon for us by Donald L. Smith, our Senior Vice President, General Counsel and Corporate Secretary.

EXPERTS

      The financial statements and the related financial statement schedules, incorporated in this prospectus by reference to OdysseyRe’s Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

$400,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Stock Purchase Contracts

Units

$110,000,000 Aggregate Principal Amount of

4.375% Convertible Senior Debentures due 2022 and the
Shares of Common Stock Issuable upon Conversion of the Debentures

Prospectus

                        , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

      The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the selling securityholders) in connection with the registration and sale of the securities offered by the selling securityholders.

Securities and Exchange Commission registration fee	$36,826
Printing fees	$40,000
Accountant’s fees and expenses	$30,000
Legal fees and expenses	$100,000

Total(1)	$206,826

(1)	The amounts set forth above are estimates except for the SEC registration fee.

Item 15.     Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      OdysseyRe has entered into indemnification agreements with its officers and directors. Such indemnification agreements are intended to supplement our officers’ and directors’ liability insurance and to provide our officers and directors with specific contractual assurance that the protection provided by our amended and restated certificate of incorporation will continue to be available regardless of, among other things, an amendment to our certificate of incorporation or a change in management or control of OdysseyRe. Such indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in such capacities. Such indemnification agreements provide a mechanism for court relief if indemnification or expense advances are denied or not received within the periods specified in such agreements. Indemnification and advancement of expenses are also provided with respect to a court proceeding initiated for a determination of rights under such indemnification agreements and for certain other matters.

      Our amended and restated certificate of incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of OdysseyRe (or is or was serving at the request of OdysseyRe as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by OdysseyRe, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

      Our amended and restated certificate of incorporation provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of our amended and restated certificate of incorporation or our amended and restated by-laws, agreement or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

      Our amended and restated certificate of incorporation provides that OdysseyRe will indemnify its directors for monetary damages to OdysseyRe and its securityholders for any breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to our company or our securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

      In addition, OdysseyRe maintains liability insurance for its directors and officers.

Item 16.     Exhibits

      The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.     Undertakings

a.	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be a part of this registration statement as of the time it was declared effective; and

(2)	for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York.

ODYSSEY RE HOLDINGS CORP.

By: /s/ Andrew A. Barnard Name: Andrew A. Barnard Title: President and Chief Executive Officer

Dated: August 8, 2002

POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints, jointly and severally, V. Prem Watsa, Andrew A. Barnard and Charles D. Troiano, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ ANDREW A. BARNARD Andrew A. Barnard	President, Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2002

/s/ CHARLES D. TROIANO Charles D. Troiano	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2002

/s/ V. PREM WATSA V. Prem Watsa	Director	August 8, 2002

/s/ JAMES F. DOWD James F. Dowd	Director	August 8, 2002

/s/ WINSLOW W. BENNETT Winslow W. Bennett	Director	August 8, 2002

/s/ ROBBERT HARTOG Robbert Hartog	Director	August 8, 2002

/s/ ANTHONY F. GRIFFITHS Anthony F. Griffiths	Director	August 8, 2002

/s/ PAUL B. INGREY Paul B. Ingrey	Director	August 8, 2002

EXHIBIT INDEX

Exhibit No.		Description

1.1		Form of Underwriting Agreement for Debt Securities.
1.2		Form of Underwriting Agreement for Shares of Common Stock and/or Preferred Stock.
1.3		Purchase Agreement dated June 12, 2002 between Odyssey Re Holdings Corp. and Banc of America Securities LLC regarding the 4.375% Convertible Senior Debentures due 2022.
1	.4†	Form of Underwriting Agreement for Warrants.
1	.5†	Form of Underwriting Agreement for Stock Purchase Contracts.
1	.6†	Form of Underwriting Agreement for Units.
4.1		Form of Senior Debt Securities Indenture.
4.2		Form of Subordinated Debt Securities Indenture.
4.3		Indenture dated June 18, 2002 between Odyssey Re Holdings Corp. and The Bank of New York regarding the 4.375% Convertible Senior Debentures due 2022.
4.4		Form of certificate representing Odyssey Re Holdings Corp. common stock (incorporated by reference to Exhibit 4.1 of Amendment No. 2 to OdysseyRe’s Registration Statement on Form S-1, filed on May 29, 2001, File No. 333-57642).
4.5		Amended and Restated Certificate of Incorporation of Odyssey Re Holdings Corp. (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to OdysseyRe’s Registration Statement on Form S-1, filed on May 4, 2001, File No. 333-57642).
4.6		Amended and Restated Bylaws of Odyssey Re Holdings Corp. (incorporated by reference to Exhibit 3.3 of Amendment No. 1 to OdysseyRe’s Registration Statement on Form S-1, filed on May 4, 2001, File No. 333-57642).
4.7		Registration Rights Agreement dated June 18, 2002 between Odyssey Re Holdings Corp. and Banc of America Securities LLC regarding the 4.375% Convertible Senior Debentures due 2022.
4	.8†	Form of Warrant Agreement, including the form of Warrant.
4	.9†	Form of Stock Purchase Contract Agreement, including the form of Security Certificate.
4	.10†	Form of Unit Agreement, including the form of Unit Certificate.
4.11		Form of Senior Debt Security (included in Exhibit 4.1).
4.12		Form of Subordinated Debt Security (included in Exhibit 4.2).
4.13		Form of 4.375% Convertible Senior Debenture due 2022 (included in Exhibit 4.3).
4.14		Registration Rights Agreement dated as of June 19, 2001 among Odyssey Re Holdings Corp., TIG Insurance Company and ORH Holdings Inc. (incorporated by reference to Exhibit 10.10 of OdysseyRe’s Annual Report on Form 10-K filed on March 6, 2002).
5.1		Opinion of Shearman & Sterling.
5.2		Opinion of Donald L. Smith, Senior Vice President, General Counsel and Corporate Secretary of Odyssey Re Holdings Corp.
8.1		Opinion of Shearman & Sterling regarding tax matters.
12.1		Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
23.1		Consent of PricewaterhouseCoopers LLP.
23.3		Consent of Shearman & Sterling (included in Exhibit 5.1).
23.4		Consent of Donald L. Smith (included in Exhibit 5.2).
24.1		Power of Attorney (included on signature pages).
25.1		Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the Senior Debt Securities Indenture.

Exhibit No.	Description

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the Subordinated Debt Securities Indenture.
25.3	Statement of Eligibility and Qualification of Trustee on Form T-1 of The Bank of New York to act as trustee under the indenture governing the 4.375% Convertible Senior Debentures due 2022 on Form T-1.

†	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.